SECURED REVOLVING CREDIT LOAN AGREEMENT

by and between

OWENS REALTY MORTGAGE, INC.

(“Borrower”)

and

OPUS BANK, a California commercial bank

(together with its successors and assigns, “Lender”)

Dated: April 22, 2014

Loan No.:  500638

SECURED REVOLVING CREDIT LOAN AGREEMENT

This SECURED REVOLVING CREDIT LOAN AGREEMENT is dated as of April 22, 2014 (together with any amendments or modifications hereto in effect from time to time, the “Agreement”), between OWENS REALTY MORTGAGE, INC., a Maryland corporation (“Borrower”), and OPUS BANK, a California commercial bank (together  with its successors and assigns, “Lender”).

RECITALS:

WHEREAS, Borrower is engaged in the business of the renovation, ownership, management, leasing and sale of income-producing commercial real estate properties;

WHEREAS, Borrower is also engaged in the business of the making loans secured by, among other things, income-producing commercial real estate properties;

WHEREAS, Borrower has requested that Lender establish a revolving loan for the purpose of financing the acquisition and renovation of income-producing commercial real estate properties by Borrower;

WHEREAS, Lender is willing to provide such a loan upon the terms and conditions hereinafter set forth; and

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

ARTICLE 1
DEFINITIONS

1.1  Definitions.  In this Agreement, the following capitalized terms have the meanings set forth below:

“Actual Debt Service” means the sum of all principal and interest payments due and payable during the period of determination with respect to the Obligations of Borrower.

“Advance” means an advance of Loan Proceeds by Lender to Borrower pursuant to the terms and conditions of this Agreement.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agreement” means this Secured Revolving Credit Loan Agreement, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

“Appraisal” means an appraisal or valuation in a form and substance satisfactory to Lender in its sole and absolute discretion.

“Appraised Value” means the market value of the applicable Real Property Asset based on an Appraisal, as approved by Lender in its sole and absolute discretion.

 “Approvals and Permits” means each and all approvals, authorizations, permits, and other actions and rights granted by or filings with any Person.

“Approved Location” means any of California, Oregon, Arizona and Washington.

“Assignment of Deed of Trust” means that certain Collateral Assignment of Deed of Trust, in a form acceptable to Lender in its sole and absolute discretion.

 “Assignment of Management Agreement”  means an agreement assigning to Lender any management agreement for REO Collateral, subordinating such management agreement and the terms thereof, including but not limited to such management company’s right to payment of management fees and containing certain other agreements of Borrower and such management company, in a form approved by Lender in its sole and absolute discretion.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Available Loan Commitment” means, at any time with respect to the Loan, the Commitment Amount available for Advance, calculated by subtracting the Outstanding Loan Borrowings from the lesser of: (a) the Commitment Amount; or (b) the aggregate sum of the Maximum Allowed Advance for the REO Collateral and Note Collateral within the Borrowing Base Collateral, as set forth on the applicable Borrowing Base Certificates approved by Lender.

 “Authorized Representative” means the authorized agent or designated Person of Borrower certified by Borrower to Lender for the purpose of making certifications required by this Agreement.

“Borrower” has the meaning set forth in the opening paragraph of this Agreement.

“Borrower Related Parties” means individually and collectively, each of Borrower and Guarantor.

“Borrower Accounts” means any and all deposit accounts established and held with Lender now or in the future during the term of this Loan, including without limitation Opus Bank Account No. 11112596.

“Borrower’s Certificate” means a certificate of Borrower, in the form attached hereto as Exhibit A, or in such other form and substance prescribed by Lender from time to time.

“Borrowing Base Collateral” means the REO Collateral and the Note Collateral that meet the requirements of this Agreement for inclusion in the Borrowing Base Collateral pursuant to Article 3 below, and encumbered by a Security Instrument.

“Borrowing Base Collateral Certificate” means a certificate of Borrower and approved by Lender covering the REO Collateral and/or Note Collateral to be added to the Borrowing Base, in the form attached hereto as Exhibit B, or in such other form and substance prescribed by Lender from time to time.

“Borrowing Base Entry Documents” means the documents and information to be included in the Borrowing Base Loan Package, as set forth on Schedule “1” attached hereto.

“Borrowing Base Loan Package” means a Borrowing Base Collateral Certificate (reflecting any Collateral that Borrower proposes be added to the Borrowing Base Collateral), a Borrower’s Certificate, the Borrowing Base Entry Documents, and all information, statements, documents or other evidence required to satisfy the Eligibility Requirements and any other terms and conditions for Advance as set forth in this Agreement.   Each Borrowing Base Loan Package submitted to Lender shall be certified by an Authorized Representative of Borrower as being complete, true and accurate in all material respects.

“Business Day” means, a day (other than a Saturday or Sunday) on which Lender is generally open in Irvine, California for the conduct of substantially all of its commercial lending activities.

“Calendar Month” means any of the twelve (12) calendar months of the year.

“Certificate of Compliance” means a certificate in the form attached hereto as Exhibit C, or in such other form and substance prescribed by Lender from time to time.

“Closing Date” means the date that all of the conditions set forth in Section 4.1 below have been fully satisfied by Borrower, or otherwise waived by Lender in its sole and absolute discretion.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means collectively, the Borrowing Base Collateral, the Note Collateral and any other collateral secured by the Security Instruments.

“Collateral Assignment” means that certain Collateral Assignment of Loan Documents, in a form acceptable to Lender in its sole and absolute discretion.

“Commitment Amount” means TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00).

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

“Controlling Entity” means an entity or person which owns, directly or indirectly through one or more intermediaries, (a) a general partnership interest or a Controlling Interest of the limited partnership interests in Borrower (if Borrower is a partnership or joint venture), (b) a manager's interest in Borrower or a Controlling Interest of the ownership or membership interests in Borrower (if Borrower is a limited liability company), or (c) a Controlling Interest of any class of voting stock of Borrower (if Borrower is a corporation).

“Controlling Interest” means, with respect to any Person (other than an individual), (a) an Ownership Interest totaling in excess of fifty percent (50%) of the voting and ownership interests of such Person, and (b) control of the management and day to day operations of such Person.

“Current Index” means the published Index that is effective twenty-eight (28) days before the applicable Rate Change Date.

“Debt” shall mean, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments, (c) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (d) all indebtedness in the form of mezzanine debt or preferred equity, and all amounts required to be paid by such Person as a guaranteed payment to partners, including any mandatory redemption of shares or interests, (e) all obligations under leases that constitute capital leases for which such Person is liable, (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss; (g) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss, and (h) obligations secured by any Liens or Encumbrances, whether or not the obligations have been assumed.

“Deed of Trust” means the deed of trust and fixture filing, with assignment of rents and security agreement executed by Borrower, as trustor, to a trustee selected by Lender, for the benefit of Lender, as beneficiary, creating a first lien on the REO Collateral within the Borrowing Base Collateral and all other improvements now or hereafter owned or acquired by Borrower and situated thereon, and all rights and easements appurtenant thereto, securing the Obligations, in a form acceptable to Lender in its sole and absolute discretion, as such deed of trust may currently exist and as may be amended, modified, supplemented, renewed or restated from time to time.

“Default Rate” shall mean from and after the Maturity Date or at any time during the occurrence of an Event of Default, irrespective of any declaration of acceleration or maturity, all amounts remaining unpaid or thereafter accruing, shall, at Lender’s option, bear interest a default rate equal to the sum of five percent (5%) per annum plus the Interest Rate (as defined under the definition of Interest Rate); provided, however, that at no time will the Default Rate exceed the maximum interest rate permitted by law.

“Distributions” means any of the following: (a) any dividend, distribution or advance paid or declared by Borrower to its respective members in respect of any Ownership Interest therein; (b) any purchase, redemption, retirement or other acquisition by Borrower for value, of any of the respective Ownership Interests therein now or hereafter outstanding, or any interest therein; (c) any return of any capital of Borrower to its respective members; and (d) any other distribution of the assets, properties, cash, rights, obligations or securities of Borrower to its respective members.

“Dollar,” “U.S. Dollar” and the symbol $ means lawful money of the United States of America.

“Effective Date” means the date set forth in the opening paragraph of this Agreement.

“Eligibility Requirements” means the requirements and criteria for REO Collateral and Note Collateral, as set forth in Schedule “2” attached hereto and incorporated herein by reference.

“Environmental Indemnity Agreement” means, individually and collectively, the environmental indemnity agreement executed by Borrower for the benefit of Lender with respect to the applicable Real Property Asset comprising, directly or indirectly, the Borrowing Base Collateral, as such agreement may be amended, modified, extended, renewed, restated, or supplemented from time to time.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Event of Default” shall have the meaning ascribed to such term in Section 9.1.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Financial and Operating Covenants” means the covenants set forth in Article 7 below.

“Financing Statements” means such UCC financing statements perfecting Lender’s security interest in the Collateral now owned or hereafter acquired by Borrower.

“First Rate Change Date” means October 1, 2014.

“GAAP” means generally accepted accounting principles consistently applied.

“Governmental Authority” or “Governmental Authorities” means any and all governments or courts and/or any and all agencies, authorities, bodies, bureaus, departments, or instrumentalities of any government having jurisdiction over any Borrower Related Party, the Collateral and any agreement with respect thereto.

“Guarantor” means individually and collectively, William C. Owens in his individual capacity and in his capacity as the sole trustee of the Owens Trust, or any other Person who may execute a Guaranty as a condition precedent to the effectiveness of this Agreement.

“Guaranty” means that certain Carve-Out Payment Guaranty executed by Guarantor in favor of Lender as of the Effective Date and as a condition precedent thereto, as such guaranty may be amended, modified, restated, renewed and supplemented from time to time.

“Impositions” means any and all of the following, to the extent applicable: (a) real property taxes and assessments (general and special) assessed against or imposed upon or in respect of any of the Collateral or the Obligations; (b) personal property taxes assessed against or imposed upon or in respect of any of the Collateral or the Obligations; (c) other taxes and assessments (including homeowner’s associations fees and assessments) of any kind or nature that are assessed or imposed upon or in respect of the Real Property Asset, the Collateral or the Obligations; (d) any Lien or Encumbrance upon any of the Real Property Asset or the Collateral (including, without limitation, non-governmental assessments, levies, maintenance and other charges whether resulting from covenants, conditions, and restrictions or otherwise, water and sewer rents and charges, assessments on any water stock, utility charges and assessments, and owner association dues, fees, and levies); (e) taxes or assessments on any of the Real Property Asset or the Collateral in lieu of or in addition to any of the foregoing; (f) taxes on income, revenues, rents, issues, and profits, and franchise taxes; (g) costs, expenses, and fees arising from or related to any of the Approvals and Permits or the Requirements; and (h) assessment, documentary, indebtedness, license, stamp, and revenue charges, fees, and taxes and any other fees or taxes imposed on Lender and measured by or based in whole or in part upon ownership of any Deed of Trust, interest in the Real Property Asset or the Collateral, or any promissory note, guaranty, or indebtedness secured by any Deed of Trust or upon the nature or amount of the Obligations, excluding, however, from all of the foregoing any estate, excess profits, franchise, income, inheritance, or similar tax levied on Lender.

“Indebtedness” means, without duplication, (a) as to Borrower, principal and interest and all other sums payable under the Note and all other indebtedness of Borrower to Lender arising under or in connection with the Note, this Agreement and other Loan Documents, and (b) as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person.

“Index” means the average of interbank offered rates for six month U.S. dollar-denominated deposits in the London market, commonly known as “Six Month LIBOR”, as published by The Wall Street Journal.  If the Index or the information to calculate the Index becomes unavailable, Lender will choose a new Index that reasonably reflects the cost to Lender of making, funding or maintaining the principal amount of this Agreement, and such new index shall then be the Index.  The selection of an alternate Index shall be made in Lender’s sole discretion.  Lender will give Borrower written notice of such selection.

“Interest Rate” means the following: (a) commencing on the Closing Date and continuing through but excluding the First Rate Change Date, the Interest Rate shall be 4.500% per annum; and (b) commencing on the First Rate Change Date, and continuing on the same day of every Rate Change Date thereafter,  Lender will calculate the Interest Rate by adding 4.000%  to the Current Index, which sum shall be rounded to the nearest 0.125 percent (0.125%), which new “Interest Rate” shall remain in effect until the next Rate Change Date.  Notwithstanding the foregoing, the Interest Rate will never be less than 4.500% per annum.

“Lender” means as defined in the opening paragraph of this Agreement, together with any successors and assigns.

“Lien or Encumbrance” and “Liens and Encumbrances” mean, respectively, each and all of the following: (a) any lease or other right to use; (b) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; (c) any option, right of first refusal, or any other right to purchase, and (d) any restrictions on leasing.

“Loan” means, individually and collectively, the Loan made by Lender pursuant to Article 2.

“Loan Documents” means this Agreement, the Note, the Guaranty, the Security Instruments, any Environmental Indemnity Agreement, and any other guaranties, agreements, assignments, documents, or instruments now or hereafter evidencing, guarantying or securing the Loan and any and all Loan Proceeds disbursed hereunder, as any of the same may presently exist or as may be amended, modified, extended, renewed, restated, or supplemented from time to time.

“Loan Proceeds” means all funds advanced, disbursed or funded by Lender pursuant to the terms and provisions of this Agreement and the other Loan Documents.

“Material Adverse Change” means any change in the assets (including the Collateral),  liabilities, financial condition, or results of operations of Borrower, Guarantor, or the members or partners of Borrower, any other event or condition with respect to Borrower, Guarantor, such members or partners, or any change in lease of any Real Property Asset that materially and adversely affects any of the following: (i) the likelihood of performance by Borrower, Guarantor, such members or partners of any of their respective Obligations or the ability of Borrower, Guarantor, or such members or partners to perform such Obligations, (ii) the likelihood of performance by any such members or partners of any of their material obligations to Borrower (including, without limitation, the obligation to make capital contributions to Borrower), (iii) the legality, validity or binding nature of any of the Obligations of Borrower, Guarantor, or such members or partners (including, without limitation, the obligation to make capital contributions to Borrower), (iv) any Lien or Encumbrance securing any of such Obligations, or (v) the priority of any Lien or Encumbrance securing any of such Obligations.

“Maturity Date” means April 1, 2017.

“Maximum Allowed Advance” means the maximum amount to be advanced with respect to the Collateral within the Borrowing Base Collateral, with such amount being equal to the following: (a) as to the REO Collateral, an amount equal to 60% of the Appraised Value of the REO Collateral; and (b) as to the Note Collateral, an amount not to exceed 70% of the then-outstanding principal balance of the Underlying Loans, which amount shall not exceed 50% of the Appraised Value of the Underlying Loan Collateral.  The Maximum Allowed Advance shall be determined by Lender in accordance with the terms and provisions of this Agreement.

“Note” means, individually and collectively, that certain promissory note of even date herewith, executed by Borrower and payable to Lender, evidencing Borrower’s Indebtedness hereunder, as the same may be amended, modified, extended, renewed or supplemented from time to time.

“Note Collateral” means, individually and collectively, the Underlying Loans and Underlying Loan Documents that meet Eligibility Requirements and the requirements of this Agreement for inclusion in the Borrowing Base Collateral pursuant to Article 3 below.

“Obligations” means (a) as to Borrower, the obligations of Borrower under this Agreement, the Note, the Security Instruments and the applicable Loan Documents; and (b) as to any other Person, the obligations of such other Person under the applicable Loan Documents.

“Organizational Documents” means, with respect to any Person: (a) if such Person is a limited liability company, such Person’s articles of organization, operating agreement, limited liability company agreement and other documents governing the management and operation of such Person; (b) if such Person is a general or limited partnership, such Person’s certificate of limited partnership, partnership agreement and other documents governing the management and operation of such Person; (c) if such Person is a corporation, such Person’s articles of incorporation, bylaws and the other documents and instruments governing the management and operation of such Person; (d) if such Person is a trust, such Person’s certificate of trust, trust agreement and the other documents and instruments governing the management and operation of such Person; and (e) if such Person is another type of entity, the documents and instruments pursuant to which such Person is formed, managed and operated; in each case, certified by (i) the applicable Secretary of State (for any Organizational Documents that have been filed with any Secretary of State) or (ii) an Authorized Representative (for any Organizational Documents that have not been filed with any Secretary of State).

“Other Amounts” means all amounts, other than principal and interest, payable by Borrower under this Agreement and any of the other Loan Documents to or for the benefit of Lender, including, without limitation, fees, costs and expenses pursuant to Section 2.4.

“Outstanding Loan Borrowings” means from time to time and at any time, the aggregate amount of then outstanding Advances with respect to the Loan.

“Ownership Interest” means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership, joint venture and limited liability company interests) of a designated Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

“Permitted Debt” means unsecured liabilities (including trade payables) incurred in the ordinary course of business consistent with this Agreement relating to the Borrower’s business operations; provided, however, that such liabilities (a) are not more than sixty (60) days past the date of the original invoice, (b) are not evidenced by a note and are paid when due, (c) are normal and reasonable under the circumstances, and (d) do not exceed in the aggregate at any point in time $500,000.

 “Permitted Exceptions” means (i) Qualified Leases approved by Lender in accordance with the terms of this Agreement;  (ii) all items, except Impositions, in Schedule B to any Title Policy that have been approved by Lender; (iii) any other Liens and Encumbrances disclosed to Lender in writing prior to the Effective Date or consented to by Lender in advance in writing from time to time; and (iv) other Liens and Impositions that are being contested to the extent expressly permitted by the Loan Documents.

“Permitted Transfer” means (a) a Transfer to which Lender has consented in its sole and absolute discretion; (b) a Qualified Lease; (c) a Transfer of obsolete or worn out personalty or fixtures that are promptly replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender; (d) the creation of a mechanic's, materialman's, or judgment lien against any Real Property Asset Collateral which is released of record or otherwise remedied to Lender's satisfaction within 30 days of the date of creation; (e) Transfers of Collateral in connection with releases permitted pursuant to Section 2.6 below; and (f) any Permitted Exceptions.

“Person” means a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, any Governmental Authority, or any other entity, whether acting in an individual capacity, fiduciary capacity or other capacity.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower or any member of the Controlled Group may have any liability.

“Protective Advances” means all sums expended by Lender: (a) to protect the priority, validity and enforceability of the lien of the Deeds of Trust and any and all other Loan Documents encumbering any of the Borrowing Base Collateral; (b) to protect the priority, validity and enforceability of the lien of the Collateral Assignment; (c) to protect the value or the security of any of the Collateral, including any amounts expended in accordance with this Agreement or any other Loan Document; and (d) if any Real Property Asset is acquired by Lender or some other entity on behalf of Lender, amounts expended to repair, renovate or restore the Real Property Asset.

“Qualified Lease” means a lease: (a) that is a bonafide arm’s length lease, (b) at market rental rates to an independent third party, (c) with a remaining term acceptable to Lender, (d) that is in full force and effect, with no default by any party or subject to notice of termination, and (e) in a form approved by Lender in its reasonable discretion.

“Rate Change Date” shall mean the first (1st) calendar day of each sixth (6th) Calendar Month after the First Rate Change Date, and the first (1) calendar day of each sixth (6th) Calendar Month thereafter.

“Real Property Asset” means individually and collectively, the REO Collateral and the Underlying Loan Collateral.

“Release Price” means the following amount as calculated by Lender: the lesser of (a) one hundred percent (100%) of the Maximum Allowed Advance with respect to the Collateral requested to be released, as shown on the applicable Borrowing Base Collateral Certificate, or (b) the greater of (i) $0.00, or (ii) the difference between (A) the Outstanding Loan Borrowings prior to such release, and (B) the Available Loan Commitment after such release. (For example: If the Maximum Allowed Advance attributable to the Collateral being released is $300,000.00, the Outstanding Loan Borrowings before the release is $3,000,000 and the Available Loan Commitment after the release is $2,500,000, the Release Price would be $300,000.  If the Maximum Allowed Advance attributable to the Collateral being released is $300,000.00, the Outstanding Loan Borrowings before the release is $3,000,000 and the Available Loan Commitment after the release is $2,800,000, the Release Price would be $200,000.  If the Maximum Allowed Advance attributable to the Collateral being released is $300,000.00, the Outstanding Loan Borrowings before the release is $3,000,000 and the Available Loan Commitment after the release is $3,100,000, the Release Price would be $0.00.)

“REO Collateral” means, that certain Real Property Assets that meet the Eligibility Requirements and the requirements of this Agreement for inclusion in the Borrowing Base Collateral pursuant to Article 3 below.

“Request for Advance” means a written request for one or more Advances, in the form attached hereto as Exhibit D.

“Requirements” means any and all obligations, other terms and conditions, requirements, and restrictions in effect now or in the future by which Borrower or any or all of the Collateral are bound, or which are otherwise applicable to any or all of the Collateral, until this Agreement has terminated or expired, the Loan has been paid in full, and all other Obligations are paid and performed in full, including, without limitation, any obligations, terms, conditions, restrictions, or requirements imposed by any law, ordinance, regulation, or rule (federal, state, or local); any Approvals and Permits; any Permitted Exceptions; any Permitted Exceptions; any condition, covenant, restriction, easement, right-of-way, or reservation applicable to such Collateral; any insurance policies; any other agreement, document, or instrument to which Borrower is a party or by which Borrower, or any of the Collateral or the business or operations of Borrower is bound; or any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of the Collateral is bound.

“Security Instruments” means, collectively and individually, the Deed of Trust, the Collateral Assignment, Financing Statements, and any other documents pursuant to which Borrower or any other Person assigns, pledges or otherwise grants Lender or its assignee a security interest in the Collateral, as any of the same may currently exist or as may be amended, modified, supplemented, extended, restated, or renewed from time to time.  Notwithstanding the foregoing, the Security Instruments shall not be deemed to secure the obligations under the Guaranty or any Environmental Indemnity Agreement.

“Termination Date” means April 1, 2016.

“Title Company” means First American Title Insurance Company; unless otherwise permitted by Lender, Borrower shall be required to use the same Title Company for all REO Collateral.

“Title Policy” and “Title Policies” mean, respectively, each and all title insurance policies and endorsements thereto issued or delivered pursuant to the requirements of this Agreement with respect to the Real Property Asset and any reinsurance or co-insurance agreements and endorsements as Lender may require.

“Transfer” means:  (a) any sale, transfer, conveyance, assignment, hypothecation, encumbrance, lease or vesting of any Collateral or any part thereof or interest therein to or in any Person, whether voluntary, involuntary, by operation of law, or otherwise; (b) any sale, transfer, conveyance, assignment, hypothecation, or encumbrance of any ownership interest of Borrower, whether direct or indirect;  (c) any sale, assignment, transfer or other disposition (whether voluntary, involuntary or by operation of law); (d) the granting, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law); (e) the issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock; (f) the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or manager in a limited liability company; or (g) the merger, dissolution, liquidation, or consolidation of a legal entity or the reconstitution of one type of legal entity into another type of legal entity; and (h) the execution of any agreements to do any of the foregoing.  For purposes of the Loan Documents, “Transfer” does not include: (i) a conveyance of the Collateral at a judicial or non-judicial foreclosure sale under this Agreement, (ii) the Collateral becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code, or (iii) a lien against the Collateral for local taxes and/or assessments not then due and payable.

“Underlying Borrower” means the borrower pursuant to the Underlying Loan Documents.

“Underlying Deed of Trust” means the mortgage or deed of trust encumbering certain Underlying Loan Collateral (as more particularly described therein), which secures the applicable Underlying Borrower’s obligations with respect to the corresponding Underlying Loan.

“Underlying Loan” means individually and collectively, the loan evidenced, secured and guaranteed by the Underlying Loan Documents.

“Underlying Loan Documents” means individually and collectively, the loan agreement, note, mortgage or deed of trust, environmental indemnity agreements, guaranties, and any other agreements, assignments, documents, certifications, authorizations (including without limitation an authorization to release information to Lender) or instruments now or hereafter evidencing, guarantying or securing an Underlying Loan, as any of the same may presently exist or as may be amended, modified, extended, renewed, restated, or supplemented from time to time.

“Underlying Loan Collateral” means individually and collectively, the real property secured by the deeds of trust or mortgages securing any Underlying Loan.

 “Unmatured Event of Default” means the occurrence of a condition or event that would constitute an Event of Default pursuant to Section 9.1 below that is subject to a notice and cure period that has not yet expired.

1.2  Other Terms.  Other terms defined herein shall have the meaning ascribed to them herein.

ARTICLE 2
LOAN FACILITY

2.1  Loan Commitment.

(a)  The Loan.  Lender agrees, on the terms and subject to the conditions set forth in this Agreement, during the period commencing on the Closing Date and ending on the Termination Date, to make Advances to Borrower from time to time on any Business Day in accordance with the terms of this Agreement.  Prior to the Termination Date, any portion of the Loan repaid or prepaid may be reborrowed. From and after the Termination Date, the Commitment shall terminate and Lender will have no further obligation to make any Advances.

(b)  Recourse Nature.  Borrower shall have full recourse liability under this Agreement, the Note, the Security Instruments and any and all other Loan Documents for the repayment of the Loan and for the performance of any and all other obligations of Borrower under the Loan Documents.

2.2  Interest Rate Provisions.

(a)  Accrual.  At all times while no Event of Default has occurred and is continuing, the Note, the Loan and all amounts owing under this Agreement and the other Loan Documents will bear interest at the Interest Rate, as such may be adjusted pursuant to the terms of this Agreement.  Interest will be calculated on the basis of a year of 360 days consisting of 30 days each.

(b)  Adjustment Due to Calculation Errors.  If, at any time, Lender determines that it has miscalculated the Interest Rate (whether because of a miscalculation of the Index or otherwise), Lender shall notify Borrower of the necessary correction. If the corrected Interest Rate represents an increase in the applicable monthly payment, Borrower shall, within ten (10) days thereafter, pay to Lender the corrected amount. If the corrected Interest Rate represents an overpayment by Borrower to Lender and no Event of Default then exists, Lender shall refund the overpayment to Borrower or, at Lender’s option, credit such amounts against Borrower’s payment next due hereunder.

(c)  Default Rate.  So long as (i) any monthly installment under this Agreement remains past due for thirty (30) days or more or (ii) any other Event of Default has occurred and is continuing, then notwithstanding anything in this Agreement to the contrary, interest on the Loan shall accrue on the unpaid principal balance from the Monthly Payment Date of the first such unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at the Default Rate.

(d)  Usury Savings Clause.  All agreements herein are expressly limited so that in no contingency or event whatsoever, whether by reason of the disbursement of Loan Proceeds, the acceleration of the maturity of the unpaid principal balance of the Loan, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be advanced under the Loan exceed the highest lawful rate permissible under any usury laws which may be applicable to this Loan. If, from any circumstances whatsoever, the fulfillment of any provision of this Agreement or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable to the Loan, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if, from any circumstance, Lender shall never receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of Lender’s portion of the unpaid principal balance due on the Loan and not to the payment of interest.

2.3  Payments.

(a)  Principal and Interest Payments.

(i)  Interest Only.  Beginning on May 1, 2014, and on the first (1st) day of each and every Calendar Month thereafter throughout the term of the Loan (each a “Monthly Payment Date”), Borrower shall make monthly payments to Lender in an amount equal to all accrued but unpaid interest on the unpaid principal balance of the Loan.

(ii)  Mandatory Principal Payments.  Commencing on May 1, 2016, and on each Monthly Payment Date thereafter, Borrower shall make mandatory principal payments to Lender in an amount equal to one-twelfth (1/12) of the Outstanding Loan Borrowings as of the Termination Date.

(b)  Remargining Principal Payments.  Notwithstanding anything to the contrary set forth elsewhere in any Loan Document, at no time shall the Available Loan Commitment be less than Zero and No/100 Dollars ($0.00) (including, without limitation, by reason of changes in Appraised Values, release of Borrowing Base Collateral, adjustments to the Maximum Allowed Advance, or otherwise).  If, at any time, the amount of the Available Loan Commitment is less than Zero and No/100 Dollars ($0.00), Borrower shall be obligated to make a principal payment to Lender in an amount equal to the amount necessary to restore the Available Loan Commitment to Zero and No/100 Dollars ($0.00) (a “Remargining Payment”).  Any such Remargining Payment will be due no later than the fifth (5th) day after the day upon which Lender notifies Borrower (which notice may be given telephonically, by facsimile or in writing to the chief financial officer, corporate controller, or treasurer of Borrower) that such Remargining Payment is required.

(c)  Maturity Date.  Notwithstanding any other provision of this Agreement or any Loan Documents to the contrary, all Outstanding Loan Borrowings, accrued but unpaid interest, Other Amounts, and any other amounts which may be due pursuant to this Agreement or any other Loan Document, shall be due and payable in full on the Maturity Date.

(d)  Prepayments.  Borrower may, upon 30 days’ prior written notice to Lender, prepay the outstanding principal balance of the Loan in full or in part without payment of a prepayment premium on any Monthly Payment Date.  No partial prepayment of the Loan shall change the date or amount of any subsequent monthly payment required under the terms of this Agreement prior to payment in full of all amounts owing under the Loan unless otherwise agreed in writing by Lender in its sole discretion.

(e)  Making Payments.  Borrower will make each payment hereunder and under the Note, whether on account of principal, interest, fees or otherwise, addressed to: 131 W. Commonwealth Avenue, Fullerton, CA  92832, Attn:  Loan Servicing, unless otherwise directed in writing, on the day when due. All payments shall be made, without setoff, deduction, or counterclaim, in immediately available funds to Lender.

(f)  Late Charges.  If any installment of interest or principal and interest (other than a balloon payment due on the maturity or acceleration) or other amount payable under this Agreement, the Note of the other Loan Documents is not received in full by Lender within ten (10) days after the installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to six percent (6%) of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).  Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Section represents liquidated damages as a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate or any other costs or expenses to be paid by Borrower pursuant to this Agreement.  A late charge will only be imposed once with respect to any payment.

(g)  Application of Payments.  Except as otherwise provided in Section 2.6 below, so long as no Event of Default exists, payments under this Agreement, the Note and the Loan Documents shall be applied:  (a) first, to the payment of accrued and unpaid interest; (b) second, at the option of Lender, to the payment of any other amounts owing under this Agreement, the Note or secured by the Loan Documents, other than accrued interest and principal, including, but not limited to advances Lender may have made for attorneys’ fees or for taxes, assessments, insurance premiums, or other charges on any property given as security for this Agreement and late charges due hereunder; and (c) third, to the reduction of principal of the Loan.  If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion.  Borrower agrees that neither Lender's acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.  Furthermore, if after the occurrence and during the continuance of an Event of Default, Lender may apply such payments to the obligations secured by the Security Instruments in such manner as it may elect in its sole discretion.

(h)  Business Days.  Whenever any payment hereunder or with respect to the Loan is due on a day other than a Business Day, such payment will be made on the next succeeding Business Day, and such extension of time will in such case be included in the computation of interest or fees, as the case may be.

(i)  Payment of Interest and Other Amounts by Protective Advance.  Borrower hereby authorizes Lender to utilize the proceeds of the Loan to pay interest accrued on the Note, and to pay taxes, insurance premiums and other Protective Advances, notwithstanding that Borrower may not have requested a disbursement of such amount. Lender may make such disbursements notwithstanding the existence of any Unmatured Event of Default or an Event of Default. Such disbursements shall be automatically added to the Outstanding Loan Borrowings. The authorization hereby granted shall be irrevocable and no further direction or authorization from Borrower shall be necessary for Lender to make such disbursements. However, the provisions of this Section 2.3(i) shall not prevent Borrower from paying or otherwise release Borrower from its obligation to pay, any amounts due pursuant to this Agreement or any other Loan Document from its own funds.

2.4  Fees and Costs.

(a)  Fees.  On the Closing Date (and as a condition of closing of the Loan), Borrower agrees to pay Lender a commitment fee equal to One Hundred Thousand and No/100 Dollars ($100,000.00).  As additional consideration for this Agreement, Borrower agrees to pay to Lender any other fees which may be due under this Agreement or any other Loan Document. All such fees being deemed earned in full on the date or dates such fees are due and payable and non-refundable to Borrower, regardless of any subsequent reduction in the Commitment Amount, any prepayment of the Loan, any termination of this Agreement or otherwise.

(b)  Costs and Expenses - Generally.  Borrower agrees to pay on demand all reasonable costs, expenses, and fees of Lender arising in connection with (i) this Agreement, the other Loan Documents and the Loan (including, without limitation, reasonable fees and expenses for outside attorneys and paralegals, inspectors, Appraisals, flood certificates, environmental reports, title and other insurance required pursuant to this Agreement, and recording costs, expenses, and fees); (ii) the negotiation, execution, delivery, administration and modification of this Agreement and the other Loan Documents; (iii) inspecting the Collateral; and (iv) as otherwise provided herein or in the other Loan Documents.

(c)  Costs and Expenses - After Default.  In addition, after the occurrence and during the continuation of an Event of Default or an Unmatured Event of Default, Borrower agrees to pay on demand, all costs, expenses, and fees of Lender arising in connection with (i) this Agreement, the other Loan Documents, the Loan, or the Collateral (including, without limitation, fees and reasonable expenses for outside attorneys and paralegals, consultants, inspectors and other professional advisors, documents clerks and specialists, and costs and expenses of market studies, absorption studies, appraisals, appraisal review, title review, title insurance, surveys, environmental assessments, environmental testing, environmental clean-up, other inspection, processing, title, filing and recording costs, expenses, fees and Protective Advances); (ii) the enforcement of this Agreement and the other Loan Documents and exercise of the rights and remedies of Lender; (iii) the defense of the legality, validity, binding nature, and enforceability of this Agreement and the other Loan Documents and the perfection and priority of the Liens and Encumbrances granted in the other Loan Documents; (iv) gaining possession of, holding, repairing, maintaining, preserving, and protecting any Collateral; (v) selling or otherwise disposing of the Collateral; (vi) gaining possession of, holding, repairing, maintaining, preserving, protecting, selling or disposing of any Real Property Asset and (vii) preparing for the foregoing, whether or not any legal proceeding is brought or other action is taken. Such costs, expenses, and fees will include, without limitation, all such costs, expenses, and fees incurred in connection with any court proceedings (whether at the trial or appellate level).

2.5  Security.  Payment of the Loan, all indebtedness and liabilities of Borrower to Lender and the performance of all Obligations, whether due or to become due, shall be secured by the Collateral, the Security Instruments, and such other and further assignments and security interests as may be required or granted pursuant to the terms of the Loan Documents.

2.6  Releases of Collateral.  Borrower may request releases of Collateral from the lien and encumbrance of a Security Instrument from time to time; provided, however, Lender has no obligation to release any Collateral within the Borrowing Base Collateral unless each of the following conditions precedent is satisfied:

(a)  Notification to Lender.  Borrower shall have provided Lender with at least five (5) days prior written notice of the requested release.

(b)  Release Price.  Borrower shall have paid at or prior to closing, the applicable Release Price, which amounts shall be applied as follows: (i) first, to all accrued and unpaid interest that is due and payable as of such date; (ii) second, at the option of Lender, to the payment of any other amounts owing under this Agreement, the Note or secured by the Loan Documents, other than accrued interest and principal, including, but not limited to advances Lender may have made for attorneys’ fees or for taxes, assessments, insurance premiums, or other charges on any property given as security for this Agreement and late charges due hereunder; and (iii) third, to the reduction of principal of the Loan.

(c)  Remargining Payments.  Lender shall have determined that, after giving effect to such release, no Remargining Payment would be required to be paid pursuant to Section 2.3(b), or if such payment is required, such payment shall be made in addition to, and concurrently with, the Release Price.

(d)  No Default; Material Adverse Change.  No Event of Default, Unmatured Event of Default or Material Adverse Change shall have occurred and be continuing.

(e)  Endorsements.  If the Collateral requested to be released is REO Collateral, Borrower shall provide Lender with such endorsements to the Title Policy as Lender may reasonably request in connection with such release.

(f)  Escrow Arrangements.  Each release shall be made by Lender by delivery of the release documents to a title company or other escrow agent satisfactory to Lender on such conditions as shall assure Lender that all conditions precedent to such release have been fully satisfied and the applicable transaction will be completed.

(g)  Payment of Costs and Expenses.  Borrower shall have paid to Lender at closing and directly from escrow, an amount equal to all reasonable costs and expenses incurred by Lender in connection with such release.

(h)  Legal Parcel.  If the Collateral requested to be released is REO Collateral, and is contiguous to other REO Collateral that will remain in the Borrowing Base Collateral, then the REO Collateral to be released must constitute a legally subdivided interest in real property, and the release of such REO Collateral will not impair ingress/egress to the remaining Borrowing Base Collateral or otherwise violate any requirements of any document of record covering the Borrowing Base Collateral or any applicable law regarding subdivisions, parcel maps, lots or parcels and/or the sale of real property.

(i)  Adjustment to Borrowing Base Collateral Upon Release.  Any Collateral so released in accordance with this Section 2.6 shall not be part of the Borrowing Base Collateral and the Available Loan Commitment shall be immediately and automatically reduced by an amount equal to the Maximum Allowed Advance attributable such Collateral as set forth on the applicable Borrowing Base Collateral Certificate approved by Lender.

ARTICLE 3
ADVANCES

3.1  Advances.  So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, Borrower may request one or more Advances, subject to the following terms and conditions:

(a)  Borrowing Base Loan Package.  Borrower shall request such Advance by preparing and submitting a Borrowing Base Loan Package to Lender; provided, however, that the last Borrowing Base Loan Package shall be submitted not later than the date that is sixty (60)  Business Days prior to the Termination Date.  Lender shall review the Borrowing Base Loan Package and shall, within ten (10) business days after receipt of all required items, including without limitation all items required by Section 4.2 below, endeavor in good faith to provide Borrower with either its approval of the Borrowing Base Loan Package and confirmation of the Available Loan Commitment or, to the extent that Lender disapproves all or any portion of the Borrowing Base Loan Package, the reasons for such disapproval.  Furthermore, following Lender’s approval of the Borrowing Base Collateral Package, Borrower shall satisfy the terms and conditions of Section 4.3 below.

(b)  Funding.  Once a Borrowing Base Loan Package has been approved and the conditions set forth in Section 4.2 below satisfied, and provided that all other conditions set forth in Section 4.3 below have been satisfied in full, Borrower may submit to Lender a Request for Advance, in an amount not to exceed the Available Loan Commitment.  Each Request for Advance shall be accompanied by a duly authorized and executed Borrower’s Certificate.  Lender shall endeavor in good faith to fund the requested Advance within two (2) Business Days after the receipt of such request.  Upon the Funding of such Advance, the Available Loan Commitment shall be automatically reduced by the amount of such Advance.

(c)  Warranty.  Each Borrowing Base Collateral Loan Package shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that all of the representations and warranties in the Loan Documents are true and correct in all material respects, no Material Adverse Change, no Unmatured Event of Default and no Event of Default has occurred and is continuing.

(d)  Funding Indemnification.  Each Borrowing Base Loan Package shall be irrevocable and binding on Borrower. Borrower shall indemnify Lender against any loss or expense incurred by Lender as a result of any failure of Borrower to fulfill, on or before the date specified for such Advance, the applicable conditions precedent to such Advance as set forth in this Agreement.

3.2  General.  Anything in this Article 3 or the Loan Documents to the contrary notwithstanding, Borrower agrees that (i) no limitation on any Advances required or permitted pursuant to this Agreement, will limit or otherwise change Borrower’s obligations and liabilities under the Loan Documents, and (ii) Borrower will remain obligated to pay all costs, expenses, and fees required to be paid by Borrower pursuant to this Agreement and the other Loan Documents.  Furthermore, Borrower acknowledges and agrees that Lender’s acceptance or approval of any action of Borrower or any other matter requiring Lender’s approval, satisfaction, acceptance or consent pursuant to this Agreement or the other Loan Documents, including approval of any Collateral, or other agreement, report, certificate, financial statement, appraisal or insurance policy, will not be deemed a warranty or representation by Lender of the sufficiency, legality, effectiveness or other import or effect of such matter.

3.3  Appraiser Engagement.  Each Appraisal must be prepared by an appraiser, broker  or other valuation consultant selected and engaged by Lender prior to Collateral being added to the Borrowing Base Collateral, and as a condition thereof, as further provided in this Agreement.  Lender will engage an appraiser to perform an Appraisal only when it receives from Borrower all information deemed necessary by Lender and the appraiser for preparation of such Appraisal.  Notwithstanding the foregoing, Borrower may elect to engage an appraiser approved by Lender in its sole and absolute discretion provided such appraiser executes an engagement letter in the form attached hereto as Exhibit G.  For purposes of this Agreement, Lender shall be deemed to have approved the appraisers set forth on Exhibit H attached hereto.  Any Appraisal prepared by an appraiser engaged by Borrower shall be subject to the approval of Lender and a third party reviewer engaged by Lender.  Lender will not have any liability to Borrower or any other Person with respect to delays in the Appraisal process.  Borrower and its Affiliates will not employ any appraiser that prepares an Appraisal for any of the Real Property Asset unless specifically requested to do so by Lender. Lender may employ a staff appraiser or a fee appraiser and Borrower will reimburse Lender at Lender’s reasonable cost therefor.

3.4  Additional Appraisals.  In the event that Lender determines in its reasonable discretion that the Appraised Value of any Real Property Asset has diminished, Lender may order updated Appraisals at Borrower’s sole cost and expense; provided, however, Borrower shall only be required to pay for one Appraisal per Real Property Asset comprising the REO Collateral or the Underlying Collateral in any twelve (12) Calendar Month period unless (i) if such Appraisals are required by any laws, rules, regulations, or generally applicable appraisal policies and lending procedures of Lender at any time and from time to time; or (ii) if any Event of Default or Unmatured Event of Default exists.  Upon receipt of an updated Appraisal, Lender will review the Appraisal in accordance with the appraisal policies and procedures of Lender and establish an Appraised Value of the Real Property Asset.  Lender will notify Borrower of such Appraised Value. Based on each such Appraised Value, Lender may adjust the Maximum Allowed Advances with respect to the applicable Collateral, and the Available Loan Commitment accordingly.

ARTICLE 4
CONDITIONS PRECEDENT

4.1  Conditions Precedent to Effectiveness of this Agreement.  This Agreement will become effective only upon satisfaction of the following conditions precedent on or before the Effective Date, in each case as determined by Lender. If the conditions precedent are not satisfied (or waived pursuant to Section 4.4) on or before such deadline, Lender may cancel this Agreement upon written notice to Borrower.  The conditions precedent to be satisfied are as follows:

(a)  Representations and Warranties Accurate; Compliance with Covenants.  The representations and warranties by and with respect to each Borrower Related Party as set forth in this Agreement and the other Loan Documents are, and continue to be true and correct and such Borrower Related Parties are in compliance with each of the terms, conditions and covenants set forth in this Agreement and in any other Loan Document.

(b)  No Defaults.  No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(c)  Documents.  Lender shall have received the following agreements, documents, and instruments, each duly executed by the parties thereto and in form and substance satisfactory to Lender and its legal counsel:

(i)  Loan Documents.  This Agreement, the Note, the Guaranty, and any other Loan Documents required by Lender.

(ii)  Formation Documents.  With respect to each Borrower Related Party, the respective partner(s), member(s) or manager(s) thereof, and such other entities as may be requested by Lender in order to confirm that each such Person is authorized to execute, deliver, and perform their respective obligations under such Loan Documents: (A) the certificate of formation, organization, or partnership or the articles of incorporation (as applicable), (B) the operating agreement, partnership agreement or bylaws (as applicable), (C) good standing certificates, (D) certified copies of resolutions of such Borrower Related Party’s board of directors, members or partners (as applicable) authorizing such Borrower Related Party (as applicable) to execute, deliver, and perform its obligations under the Loan Documents and any other documents to be executed and delivered by such Borrower Related Party or any other Person in connection herewith and certifying the names and signatures of the officers authorized to execute the Loan Documents; and (E) such other formation documents, certificates and resolutions as may be reasonably requested by Lender.

(d)  Other Items or Actions.  Lender will have received and approved such other information, agreements, documents, certificates (including, if required by Lender, bring-down certificates), and instruments, and Borrower will have performed such other actions, as Lender may reasonably require.

(e)  Payment of Costs, Expenses and Fees.  All costs, expenses and fees to be paid by Borrower under the Loan Documents on or before the Effective Date will have been paid in full as of the Effective Date.

4.2  Conditions to Borrowing Base Loan Package Approval.  In addition  to the requirements set forth in this Agreement, Lender’s approval of the Borrowing Base Loan Package shall be subject to the following terms and conditions:

(a)  REO Collateral Conditions.  If the Collateral for the Advance consists of  REO Collateral, then Borrower shall have complied with all terms and conditions set forth below:

(i)  Deed of Trust.  Borrower shall have provided to Lender a first lien Deed of Trust for each County in which the REO Collateral is located, or an amendment to an existing Deed of Trust, securing the full Commitment Amount, subject only to Permitted Exceptions, duly executed by Borrower, acknowledged, delivered and recorded.

(ii)  Other Borrowing Base Loan Documents.  Borrower shall have executed and delivered to Lender an Environmental Indemnity Agreement, an Assignment of Management Agreement, a subordination agreement with respect to any Qualified Leases, and such other Loan Documents, consents, approvals and other instruments as Lender may reasonably require with respect to the REO Collateral.

(iii)  Title Policy.  Borrower shall have provided to Lender either an American Land Title Association loan policy of title insurance (2006 form with arbitration provisions deleted and with such endorsements as Lender may reasonably require) or an endorsement to any existing Title Policy issued by the Title Company, providing coverage (including, without limitation, mechanic’s lien coverage) and insuring Lender’s interest (as set forth in the definition of Deed of Trust) under the Deed of Trust as a valid first lien on the property encumbered by the Deed of Trust, subject only to Permitted Exceptions. Each Title Policy or endorsement shall be in a form and substance reasonably satisfactory to Lender, and unless approved by Lender, the aggregate amount of all policies shall equal the Commitment Amount subject to appropriate tie-in endorsements with the other existing Title Policies for the REO Collateral.

(b)  Note Collateral Conditions.  If the Collateral for the Advance consists of  Note Collateral, then Borrower shall have complied with all terms and conditions set forth below:

(i)  Underlying Loan Documents.   Borrower shall have provided Lender with the original fully executed Underlying Note, Underlying Deed of Trust and all other Underlying Loan Documents provided to Lender as part of the Borrowing Base Loan Package.

(ii)  Borrowing Base Loan Documents.  Borrower shall have executed and delivered to Lender an Environmental Indemnity Agreement, a Collateral Assignment, an Assignment of Deed of Trust duly acknowledged and recorded, an allonge to the promissory note evidencing the applicable Underlying Loan, and such other Loan Documents, consents, approvals and other instruments as Lender may reasonably require with respect to the Note Collateral.

(c)  Continued Satisfaction of Conditions Precedent.  The conditions precedent set forth in Section 4.1 shall continue to be satisfied.

(d)  Other Items or Actions.  Lender will have received and approved such other information, agreements, documents, certificates (including, if required by Lender, bring-down certificates), and instruments, and Borrower will have performed such other actions, as Lender may reasonably require.

4.3  Conditions to Advances.  Lender will make an Advance to Borrower in an amount not to exceed the Available Loan Commitment, at such time as Lender shall have determined that each of the following conditions and requirements have been, and continue to be, satisfied:

(a)  Representations and Warranties Accurate; Compliance with Covenants.  The representations and warranties by and with respect to each Borrower Related Party as set forth in this Agreement and the other Loan Documents are, and continue to be true and correct and such Borrower Related Parties are in compliance with each of the terms, conditions and covenants set forth in this Agreement and in any other Loan Document.

(b)  No Defaults.  No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(c)  Payment of Costs, Expenses and Fees.  All costs, expenses and fees to be paid by Borrower under the Loan Documents on or before the Effective Date will have been paid in full as of the Effective Date.

4.4  Right to Waive.

(a)  Waiver of Any Condition Precedent.  Borrower authorizes Lender and Lender reserves the right to verify any documents and information submitted to it in connection with this Agreement. Lender may waive any of the conditions precedent and requirements in this Article 4.  Any such waiver of any condition precedent in connection with the approval of an Advance or in connection with determining whether proposed collateral satisfies the Eligibility Requirements in full, may be conditioned upon such terms and conditions as Lender may require, including without limitation, a decrease in the Maximum Allowed Advance with respect to any such Advance.

(b)  Limited Waiver.  Any such waiver will be limited to the specific conditions precedent or requirements waived and will not apply to or result in the waiver of any other condition precedent or requirement. Delay or failure by Lender to insist on satisfaction of any condition precedent will not be a waiver of such condition precedent or any other condition precedent. The funding of any Loan Proceeds by Lender will not be deemed a waiver by Lender of the occurrence of an Event of Default or Unmatured Event of Default.

ARTICLE 5
BORROWER REPRESENTATIONS AND WARRANTIES

5.1  Representations and Warranties - General.  Borrower hereby represents and warrants to Lender as of the Effective Date and as of the various other dates specified in this Agreement and the other Loan Documents on which such representations and warranties are to be accurate, complete, and correct the following:

(a)  Formation and Authorization.  Borrower is a corporation validly existing, and in good standing, under the laws of the state of Maryland and qualified to conduct business in the state of California, and has the requisite power and authority to execute, deliver, and perform this Agreement and the applicable Loan Documents.   Guarantor has the requisite legal capacity and authority to execute, deliver, and perform, as Guarantor, the applicable Loan Documents.  The execution, delivery and performance by any Borrower Related Parties of this Agreement and the Loan Documents, as applicable, have been duly authorized by all requisite action by or on behalf of all Borrower Related Parties and will not conflict with, or result in a violation of or a default under, the applicable articles of formation, certificate of limited partnership, operating agreement and/or partnership agreement of such respective Borrower Related Parties.

(b)  No Approvals, etc.  No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Governmental Authority or other Person is required in connection with the execution, delivery, or performance by any Borrower Related Parties of this Agreement and the other Loan Documents, as applicable.

(c)  No Conflicts.  The execution, delivery, and performance by any Borrower Related Party of the applicable Loan Documents will not conflict with, or result in a violation of or a default under, (i) any applicable law, ordinance, regulation, or rule (federal, state, or local); (ii) any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which such Borrower Related Party is a party or by which such Borrower Related Party or any of its assets are bound; or (iii) any agreement, document, or instrument to which such Borrower Related Party is a party or by which such Borrower Related Party or any of its assets are bound.

(d)  Execution and Delivery and Binding Nature of Loan Documents.  This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of the applicable Borrower Related Parties. This Agreement and the other Loan Documents are legal, valid, and binding obligations of the applicable Borrower Related Parties, enforceable in accordance with their terms against such Borrower Related Parties, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.

(e)  Accurate Information.  All information in any loan application, financial statement, certificate, or other document, and all other information delivered by or on behalf of any Borrower Related Party to Lender in connection with this transaction is correct and complete in all material respects as of the date thereof, and there are no omissions from any such information that result in any such information being materially incomplete, incorrect, or misleading as of the date thereof. No Borrower Related Party has any knowledge of any material change in any such information. All financial statements heretofore delivered to Lender by a Borrower Related Party accurately present the financial conditions and results of operations as at the dates thereof and for the periods covered thereby in all material respects.

(f)  Legal Proceedings, Hearings, Inquiries, and Investigations.  No legal proceeding, individually or in the aggregate with related proceedings, is pending, and Borrower is not aware of any threatened legal proceeding, hearing, inquiry or investigation before any arbitrator, other private adjudicator, or Governmental Authority to which a Borrower Related Party is a party or by which any Borrower Related Party or any of their respective assets may be bound or affected that if resolved adversely to such Borrower Related Party could result in a Material Adverse Change.

(g)  No Defaults.  No Event of Default or Unmatured Event of Default has occurred and is continuing.

(h)  Approvals and Permits; Assets and Property.  Borrower has obtained and there are in full force and effect all Approvals and Permits presently necessary for the conduct of its respective business.

(i)  ERISA.  No Borrower Related Party is a Plan nor an ERISA Affiliate as defined under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) nor otherwise subject to the provisions of ERISA.

(j)  Purpose of Loan.  The Loan is made for commercial or business purposes, and the Loan funds will be used solely in connection with such purposes.

(k)  Compliance with Law.  Each Borrower Related Party is in compliance in all material respects with all applicable Requirements.  Except as disclosed to Lender in writing prior to the Effective Date, Borrower has not received any notice of any violation of any of the foregoing which is currently outstanding.  No Borrower Related Party is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of such Borrower Related Party.  No Borrower Related Party has committed any act which may give any Governmental Authority the right to cause such Borrower Related Party to forfeit the Collateral or any part thereof or any monies paid in performance of such Borrower Related Party’s obligations under any of the Loan Documents.

(l)  Validity of the Liens and Encumbrances.  The Liens and Encumbrances created by the Security Instruments are (A) legal, valid, binding and enforceable, subject only to bankruptcy, insolvency, moratorium, reorganization or similar laws and equitable principles of general application and (B) are in first priority except for the Permitted Exceptions.

(m)  Material Adverse Change.  There has been no change in the business, property, prospects, condition (financial or otherwise) or results of operations of any Borrower Related Party or any Collateral which could reasonably be expected to have a Material Adverse Change.

(n)  Taxes.  Each Borrower Related Party has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by such Borrower Related Party, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. To Borrower’s knowledge, any charges, accruals and reserves on the books of each Borrower Related Party in respect of any taxes or other governmental charges are adequate.

(o)  Material Adjustments; Material Defaults.  No Borrower Related Party is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Change.  No Borrower Related Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Change; (ii) any agreement or instrument evidencing or governing Indebtedness; (iii) any lease or other agreement to which a Borrower Related Party is a party or which affects their respective properties or assets; (iv) any license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority, or any determination or award of any arbitrator, to which a Borrower Related Party may be bound; or (v) any deed of trust, mortgage, instrument, agreement or document by which a Borrower Related Party or any of their respective properties or assets are bound.

(p)  Solvency.  Borrower has not entered into this transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor.  Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities and the fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured.  Borrower’s assets do not constitute nor, immediately following the making of the Loan, will constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to or believe that it will incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash or capital contributions to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

(q)  Non-Foreign Status.  Borrower is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder.

(r)  Other Loan Documents.  Each of the representations and warranties of Borrower contained in any of the other Loan Documents is true and correct in all material respects. All of such representations and warranties are incorporated herein for the benefit of Lender.

5.2  Representations and Warranties - REO Collateral.  With respect to that portion of the Borrowing Base Collateral comprising REO Collateral, Borrower represents and warrants to Lender as follows:

(a)  Title to REO Collateral; Liens and Encumbrances.  Borrower is, or upon recording of the Deed of Trust shall be, the sole owner of and have good and marketable title to the fee interest in the REO Collateral and all other property described in the Deed of Trust, free from any Lien or Encumbrance of any kind whatsoever, excepting only (a) the Permitted Exceptions, and (b) Liens in favor of Lender.

(b)  Leases.  As of the date on which an REO Collateral is added to the Borrowing Base Collateral, the REO Collateral is subject to a Qualified Lease that is in full force and effect and there are no defaults thereunder by either party.  Borrower has delivered to Lender a true and correct copy of such Qualified Lease, and there are no oral agreements with respect thereto.

(c)  Utilities and Access.  Telephone services, electric power, storm sewers, sanitary sewer, potable water facilities and all other utilities and services necessary for the use, operation and maintenance of such REO Collateral included in the Borrowing Base Collateral are available and are adequate to serve such REO Collateral, and are not subject to any conditions limiting the use of such utilities, other than normal charges to the utility supplier.

(d)  Compliance with Laws.  The REO Collateral, and the uses to which the REO Collateral are and will be put, comply in all material respects with: (i) all laws, ordinances, rules, regulations and other Requirements, including all Environmental Laws and applicable building, zoning and use laws, ordinances, requirements, rules and regulations; and (ii) all applicable restrictive covenants and obligations created by private contracts and leases which affect the ownership, construction, equipping, fixturing, use or operation of the REO Collateral.

(e)  No Condemnation.  No condemnation proceedings or moratorium is pending or, to the best of Borrower’s knowledge, threatened against the REO Collateral (or any portion thereof) which would impair the use, occupancy or full operation of the REO Collateral in any manner whatsoever.

(f)  Physical Condition.  The REO Collateral is in good condition and repair with no deferred maintenance, structural damage or physical defects.

(g)  Environmental Matters.   Borrower has not received any notice to the effect that all or any portion of the REO Collateral fails to be in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Change.

5.3  Representations and Warranties – Underlying Loan Collateral.  With respect to that portion of the Borrowing Base Collateral comprising Note Collateral, Borrower represents and warrants to Lender as follows:

(a)  Title to Underlying Loan Collateral; Liens and Encumbrances.  The Underlying Borrower is the sole owner of and has good and marketable title to the fee interest in the Underlying Loan Collateral, free from any Lien or Encumbrance of any kind whatsoever, excepting only (a) the Permitted Exceptions, and (b) Liens pursuant to the Underlying Loan Documents.

(b)  Utilities and Access.  To Borrower’s knowledge, telephone services, electric power, storm sewers, sanitary sewer, potable water facilities and all other utilities and services necessary for the use, operation and maintenance of such Underlying Loan Collateral are available and are adequate to serve such Underlying Loan Collateral, and are not subject to any conditions limiting the use of such utilities, other than normal charges to the utility supplier.

(c)  Compliance with Laws.  To Borrower’s knowledge, the Underlying Loan Collateral, and the uses to which the Underlying Loan Collateral are and will be put, comply in all material respects with: (i) all laws, ordinances, rules, regulations and other Requirements, including all Environmental Laws and applicable building, zoning and use laws, ordinances, requirements, rules and regulations; and (ii) all applicable restrictive covenants and obligations created by private contracts and leases which affect the ownership, construction, equipping, fixturing, use or operation of the Underlying Loan Collateral.

(d)  No Condemnation.  To Borrower’s knowledge, no condemnation proceedings or moratorium is pending or, to the best of Borrower’s knowledge, threatened against the Underlying Loan Collateral (or any portion thereof) which would impair the use, occupancy or full operation of the Underlying Loan Collateral in any manner whatsoever.

(e)  Physical Condition.  The Underlying Loan Collateral is in good condition and repair with no deferred maintenance, structural damage or physical defects.

(f)  Legal Proceedings, Hearings, Inquiries, and Investigations.  No legal proceeding, individually or in the aggregate with related proceedings, is pending, and Borrower is not aware of any threatened legal proceeding, hearing, inquiry or investigation before any arbitrator, other private adjudicator, or Governmental Authority to which an Underlying  Borrower is a party or by which Underlying Borrower or any of their respective assets may be bound or affected that if resolved adversely to such Underlying Borrower could result in a Material Adverse Change.

(g)  Environmental Matters.   Borrower has not received any notice to the effect that all or any portion of the Underlying Loan Collateral fails to be in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Change.

5.4  Representations and Warranties - Underlying Loans.  With respect to that portion of the Borrowing Base Collateral comprising Note Collateral, Borrower represents and warrants to Lender as follows:

(a)  Full Force and Effect.  The Underlying Loan Documents are in full force and effect in accordance with their respective terms, Borrower is not in default under the Underlying Loan Documents, and to Borrower’s knowledge there is currently no default or breach by any Underlying Borrower, or, to the best of Borrower’s knowledge, the existence of any fact or condition which, with the passage time, giving of notice or both, would constitute a default or breach by either Borrower or an Underlying Borrower under the Underlying Loan Documents, excluding any default related to the payment of property taxes occurring after the date that Lender has determined that such Underlying Loan satisfies the Eligibility Requirements pursuant to the terms of this Agreement.

(b)  Validity of the Liens and Encumbrances.  The Liens and Encumbrances created by the Underlying Loan Documents are (A) legal, valid, binding and enforceable, subject only to bankruptcy, insolvency, moratorium, reorganization or similar laws and equitable principles of general application and (B) are in first priority except for any exceptions to coverage set forth in Borrower’s Lender’s Policy of Title Insurance provided to Lender as part of the Borrowing Base Loan Package.

(c)  Amendment; Transfers.  Borrower has not amended, modified, or waived any terms and conditions or any other material right or remedy of Borrower under the Underlying Loan Documents, including without limitation, the loan term, any default by an Underlying Borrower, the interest rate, lender’s fees, the loan amount or any guarantees.  Borrower has not Transferred any of its interests in the Underlying Loans or Underlying Loan Documents.

5.5  Representations and Warranties Upon Delivery of Financial Statements, Documents, and Other Information.  Each delivery by a Borrower Related Party of financial statements, other documents, or information delivered by a Borrower Related Party pursuant to this Agreement after the date of this Agreement (including, without limitation, documents and information delivered in obtaining the Loan) will be a representation and warranty to Lender by Borrower that such financial statements, other documents, or information (other than financial projections) are true, correct and complete in all material respects, that there are no material omissions therefrom that result in such financial statements, other documents, or information being materially incomplete, incorrect, or misleading as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of the subject thereof as at the dates thereof and for the periods covered thereby. Each delivery by Borrower of financial projections delivered by a Borrower Related Party is a representation and warranty to Lender by Borrower that such financial projections have been prepared in accordance with the requirements in this Agreement, are complete in all material respects as of the date thereof, and are based on such Borrower Related Party best good faith estimates, compiled and prepared with due diligence, of the matters set forth therein.

ARTICLE 6
AFFIRMATIVE COVENANTS

Borrower shall comply with, the following affirmative covenants at all times until such time as this Agreement has terminated or expired, the Loan has been paid in full and all other Obligations are paid and performed in full:

6.1  Existence.  Borrower will continue to be a validly existing entity under the laws of the state in which it was organized and shall continue to be in good standing and authorized to do business in the jurisdiction of organization and in the state or states in which it owns any Collateral.

6.2  Books and Records; Access.  Borrower shall maintain a standard, modern system of accounting (including, without limitation, a single, complete, and accurate set of books and records of its assets, business, financial condition, operations, prospects, and results of operations) in accordance with cash basis or modified cash basis, consistently applied. Borrower shall maintain the books and records required to be maintained pursuant to this Agreement for a period of time following payment in full of the Obligations at least equal to the statute of limitations period within which Lender would be entitled to commence an action with respect to the Obligations.  During business hours, and upon reasonable prior notice, Borrower will give representatives of Lender access to such Borrower’s assets, property, books, records, and documents and will permit such representatives to inspect such assets and property and to audit, copy, examine, and make excerpts from such books, records, and documents.  Upon request by Lender, Borrower will also provide Lender with copies of the reports, documents, agreements, and other instruments described in this Section.

6.3  Lien on the Collateral.  Borrower shall warrant and defend (A) the title to the Collateral and every part thereof, subject only to the Permitted Exceptions and (B) the validity and priority of the Liens created by the Loan Documents against the claims of all Persons whatsoever.

6.4  Compliance with Laws.  Borrower will comply with all laws, ordinances, regulations and rules (federal, state and local) and all judgments, orders and decrees of any arbitrator, other private adjudicator, or Governmental Authority relating to Borrower or its respective assets, businesses or operations and Borrower will comply in all material respects with all material agreements, documents and instruments to which Borrower or such Borrower Related Party is a party or by which Borrower is bound or affected.

6.5  Impositions and Other Indebtedness.  Borrower will pay and discharge (i) before delinquency all Impositions affecting it or its assets; (ii) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), which, if unpaid, might become a Lien or Encumbrance upon any of its assets; and (iii) all its other Indebtedness, when due.

6.6  Further Assurances.  Borrower will promptly execute, acknowledge, and deliver such additional agreements, documents, and instruments and do or cause to be done such other acts as Lender may reasonably request from time to time to better assure, preserve, protect, and perfect the interest of Lender in the Collateral and the rights and remedies of Lender under this Agreement and the other Loan Documents. Without limiting the foregoing, to the extent that Lender determines from time to time that additional amendments to the Deed of Trust, financing statements, subordinations, and other documents are required in order to perfect all Liens and Encumbrances in favor of Lender, and cause all REO Collateral encumbered by any of the Deed of Trust to be subject only to Permitted Exceptions, Borrower will execute and deliver, or cause to be executed and delivered, such documents, instruments and other agreements as Lender may reasonably request.

6.7  Notification of Certain Matters.  Borrower will promptly disclose to Lender the occurrence of (a) any default by Borrower under or pursuant to the terms and conditions of any Indebtedness for borrowed money owed by Borrower to any Person, whether now existing or hereafter arising; (b) the occurrence of any event or other circumstance of which Borrower has knowledge and that with the giving of notice or the passage of time would constitute a default referred to in clause (a) above; and (c) any Material Adverse Change.  Borrower further covenants to keep Guarantor informed of Borrower’s financial condition and business operations, the condition and use of the Borrowing Base Collateral, and all other circumstances which may affect Borrower’s ability to pay or perform its obligations under the Loan Documents to which it is a party.

6.8  Separate Records.  Borrower will maintain and prepare all of its books, records, financial statements, financial reports and bank accounts separate from those of its Affiliates, any constituent party and any other person or entity, and Borrower will file its own tax returns unless required otherwise by applicable law. Borrower shall maintain its books, records and resolutions and agreements as official records.

6.9  Special Covenants Relating to REO Collateral.  With respect to that portion of the Borrowing Base Collateral comprising REO Collateral, Borrower hereby agrees as follows:

(a)  Defense of Title.  Borrower will defend the REO Collateral, the title and interest therein as represented and warranted in each Security Instrument and this Agreement, and the legality, validity, binding nature, and enforceability of each Lien and Encumbrance contained in each Security Instrument and the first priority of each Security Instrument against all matters, including, without limitation, (i) any attachment, levy, or other seizure by legal process or otherwise of any or all such Collateral; (ii) except for Permitted Exceptions with respect to any Deed of Trust, any Lien or Encumbrance or claim thereof on any or all such Collateral; (iii) any attempt to foreclose, conduct a trustee’s sale, or otherwise realize upon any or all REO Collateral under any Lien or Encumbrance, regardless of whether a Permitted Exception and regardless of whether junior or senior to the Security Instrument; and (iv) any claim questioning the legality, validity, binding nature, enforceability, or priority of any Security Instrument. Borrower will notify Lender promptly in writing of any of the foregoing and will provide such information with respect thereto as Lender may from time to time request.

(b)  No Transfers or Encumbrances.  Borrower will not Transfer all or any part of the REO Collateral (including without limitation the creation of existence of any Lien or Encumbrances with respect to the REO Collateral), except for (i) any Permitted Transfer, (ii) Permitted Exceptions, and (iii) sales and transfers in connection with releases permitted pursuant to Section 2.6.

(c)  Further Assurances.  Borrower will execute and deliver such further instruments and will do and perform all matters and things necessary or expedient to be done or performed for the purpose of effectively creating, maintaining and preserving the REO Collateral and the Liens and Encumbrances of Lender on such Collateral.

(d)  Compliance with Permitted Exceptions.   Borrower will keep and maintain in full force and effect all restrictive covenants, conditions and restrictions, easements and other agreements with Governmental Authorities and other Persons that are necessary for the development, use and sale of the REO Collateral.  Borrower will not default in any material respect under any such covenants, conditions and restrictions, easements and other agreements and will diligently enforce its rights thereunder.

(e)  Title Policy Endorsements.  If required by Lender, Borrower shall provide (i) such continuation endorsements and date down endorsements to the Title Policies, in form and substance satisfactory to Lender, as Lender determines necessary to insure the priority of the Deed of Trust as a valid first priority lien on the REO Collateral; or (ii) an unconditional and irrevocable written commitment by the Title Company to issue such endorsements. Borrower agrees to furnish to the Title Company such surveys and other documents and information as Lender or the Title Company may require for the Title Company to issue such endorsements.

(f)  Management Agreement.  Borrower or any Affiliate of Borrower shall have the right to enter into a management agreement for the REO Collateral (“Management Agreement”) subject to the following:

(i)  The Management Agreement shall be executed between the management company and Borrower;

(ii)  The Management Agreement shall cover REO Collateral in the Borrowing Base Collateral, and no other assets.

(iii)  Borrower shall execute and deliver, and shall cause the Management Company shall execute and deliver, to Lender an Assignment of Management Agreement.

(g)  Books and Records.  Borrower shall maintain complete and accurate records regarding the acquisition, ownership, renovation and lease of the REO Collateral within the Borrowing Base Collateral.

(h)  Leases.  All leases of the REO Collateral shall be Qualified Leases.  Borrower shall deliver to Lender, promptly upon receipt thereof, copies of any and all demands, claims and notices of default received by Borrower from any lessee under any of the Leases.  Borrower shall keep and perform in all material respects, all terms, conditions and covenants required to be performed by the lessor under the Qualified Leases.  Borrower shall enforce, in all material respects, the Qualified Leases and all remedies available to Borrower against the lessees thereunder in case of default under the Qualified Leases by lessees.  Borrower will not lease any portion of the REO Collateral for any use contrary to the existing character of the REO Collateral except with the prior written approval of Lender.

(i)  Insurance.  Borrower shall maintain such insurance as required in accordance with, and pursuant to, the insurance requirements set forth as Exhibit E attached hereto.  Notwithstanding the insurance requirements set forth in Exhibit E attached hereto, Borrower shall only be required to provide earthquake insurance to the extent required by any governmental or quasi-governmental banking regulator policies, procedures or requirements.

(j)  Rights of Inspection.  Lender and its respective agents, employees, and representatives will have the right at any time and from time to time to enter upon the REO Collateral in order to inspect the REO Collateral and all aspects thereof, up to one time per year unless there is a continuing Event of Default, to confirm that there has been no Material Adverse Change with respect to the REO Collateral.  Any such inspection shall be at Lender’s sole cost and expense except as provided in Section 2.4(c) above.  Lender may employ outside inspectors to perform some or all of the inspection duties set forth in this Section 6.9 and may also elect to have its own employees perform some or all of such inspection duties and review the reports of outside inspectors.   Any inspections or determinations made by Lender are made or obtained solely for Lender’s own benefit and not in any way for the benefit or protection of Borrower.  Notwithstanding the foregoing, Lender or any person on behalf of Lender will not be permitted to have access to any portion of the REO Collateral  that is occupied by a tenant without being accompanied by a representative of Borrower and then only in compliance with the terms and conditions of the applicable Qualified Lease and all Requirements.

6.10  Special Covenants Relating to Underlying Loan Collateral.  With respect to that portion of the Borrowing Base Collateral comprising Underlying Loan Collateral, Borrower hereby agrees as follows:

(a)  Defense of Title.  Borrower shall cause each Underlying Borrower to defend the applicable Underlying Loan Collateral, the title and interest therein as represented and warranted in the applicable Underlying Loan Documents, and the legality, validity, binding nature, and enforceability of each Lien and Encumbrance contained in the applicable Underlying Deed of Trust and the first priority of the applicable Underlying Deed of Trust against all matters, except for any exceptions to coverage set forth in Borrower’s Lender’s Policy of Title Insurance provided to Lender as part of the Borrowing Base Loan Package.  Borrower will notify Lender promptly in writing of any of the foregoing and will provide such information with respect thereto as Lender may from time to time request.

(b)  No Transfers or Encumbrances.  No Underlying Borrower shall Transfer all or any part of the Underlying Loan Collateral (including without limitation the creation of existence of any Lien or Encumbrances) except as expressly permitted in the applicable Underlying Loan Documents.

(c)  Further Assurances.  Borrower will execute and deliver, and shall cause the Underlying Borrower to execute and deliver, such further instruments as necessary or expedient to be done or performed for the purpose of effectively creating, maintaining and preserving the Underlying Loan Collateral and the first lien priority of Liens and Encumbrances created by the Underlying Loan Documents.

(d)  Compliance with Permitted Exceptions.   Borrower will cause the Underlying Borrower to keep and maintain in full force and effect all restrictive covenants, conditions and restrictions, easements and other agreements with Governmental Authorities and other Persons that are necessary for the development, use and sale of the Underlying Loan Collateral.  Borrower will not default in any material respect under any such covenants, conditions and restrictions, easements and other agreements and will diligently enforce its rights thereunder.

(e)  Insurance.  Borrower shall cause the Underlying Borrower to comply with any and all insurance requirements set forth in the Underlying Loan Documents.

(f)  Rights of Inspection.  Lender and its respective agents, employees, and representatives will have the same right to inspect the Underlying Loan Collateral as the lender may have pursuant to the Underlying Loan Documents.

6.11  Special Covenants Relating to Underlying Loans.

(a)  Notice of Defaults.  From and after the Effective Date, Borrower shall provide copies of any and all notices of default and all other written notices delivered to or by Borrower pursuant to the Underlying Loan Documents, except in the ordinary course of administering the loan, or any other written notices relating to the Underlying Loan Collateral.

(b)  Compliance with Laws.  Borrower shall comply with all Requirements relating to the Underlying Loans and Underlying Loan Documents.

ARTICLE 7
FINANCIAL AND OPERATING COVENANTS; FINANCIAL REPORTING

7.1  Financial Covenants.   During the term of the Loan, Borrower shall maintain the following financial covenants: (A) Liquidity (as defined herein) of not less than $5,000,000 to be held with Lender in Borrower Accounts (the “Liquidity Covenant”); (B) ratio of the total Debt to Tangible Net Worth which is less than 1.00 to 1.00 on a quarterly basis; and (C) ratio of EBITDA to Actual Debt Service which is equal to or greater than 2.00 to 1.00 on a quarterly basis.

As used in this Section 7.1, the following terms have the meanings set forth below:

“Cash and Cash Equivalents” means the following types of assets: (i) United States dollar-denominated demand or time deposits maintained in the United States with any federally-insured depository institution that has its head office in the United States and that is acceptable to Lender in its reasonable discretion; (ii) direct obligations of, or obligations unconditionally guaranteed by, the United States; (iii) readily marketable commercial paper issued by any corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and rated by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”) with its highest rating; (iv) marketable securities listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange or quoted on the NASDAQ National Market; (v) mutual funds investing exclusively in the foregoing; and (vii) such other assets, if any, as Lender may agree in writing will constitute Cash or Cash Equivalents for purposes hereof.

“EBITDA” means earnings before interest, Impositions, depreciation (including non-cash impairment losses), and amortization.

“Liquidity” means unencumbered Cash and Cash Equivalents of the Borrower that are not subject to any lien or any contractual or legal restriction on the sale thereof or use of the proceeds thereof.

“Minimum Net Worth” means the consolidated members’ equity of the Borrower computed in accordance with accounting principles generally accepted in the United States.

“Tangible Net Worth” means the excess of total assets over total liabilities of the Borrower computed on a consolidated basis; provided, however, that the following will be excluded from the determination of total assets:  (i) all assets which should, in accordance with generally accepted accounting principles, be classified as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges including unamortized debt discount and research and development costs), (ii) treasury stock, (iii) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (iv) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings that have been or should be established in connection with the business of the Borrower, (v) any revaluation or other write-up in book value of assets subsequent to the fiscal year of the Borrower last ended at the date of this Agreement, (vi) treasury stock and capital stock, obligations or other securities of or capital contributions to or investments in any Affiliate of the Borrower, and (vii) Debt owing to the Borrower by any officer, director, shareholder, member, manager, partner or Affiliate of the Borrower.

7.2  Certificate of Compliance.  Within thirty (30) days after the end of each Calendar Month, Borrower shall complete and submit to Lender a Certificate of Compliance, together with all statements, schedules and documents verifying compliance with the financial covenants set forth in Section 7.1 above for the applicable calendar quarter.  Furthermore, Borrower shall certify in the Certificate of Compliance the aggregate amount of cash, cash equivalents and undrawn capital commitments with respect to the Borrower and their operations, in a form and content acceptable to Lender.

7.3  Financial Reporting.

(a)  Borrower shall furnish to Lender all of the following:

(i)  within forty-five (45) days after the end of each fiscal quarter, management prepared and certified financial statements of Borrower, including without limitation a balance sheet with supporting schedules, income statement, a statement of changes in financial position and cash flow statement covering the prior fiscal quarter, and verification of required Liquidity;

(ii)  within ninety (90) days after the end of each fiscal year of Borrower, a copy of Borrower’s Form 10-K filed with the SEC and audited financial statements of Borrower, including without limitation a balance sheet with supporting schedules, income statement, a statement of changes in financial position and cash flow statement covering the prior twelve (12) months;

(iii)  within ninety (90) days after the end of each calendar year, personal financial statements of Guarantor and a schedule of real estate owned by Guarantor;

(iv)  at any time upon Lender's request (but no more than once per month), a rent schedule for the Borrowing Base Collateral showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender;

(v)  within ten (10) days after Lender's request (but in no event more than one per calendar quarter), an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts;

(vi)  within ten (10) days after Lender's request (but in no event more than one per calendar quarter), a statement that identifies all owners of any direct interest in a Borrower and all officers and directors of Borrower;

(vii)  within ten (10) days after filing, copies of all federal and state income tax returns filed by each Borrower Related Party, as applicable;

(viii)  within ninety (90) days after the end of each fiscal year, the annual business plan of Borrower; and

(ix)  within fifteen (15) days after the end of each Calendar Month, a Borrowing Base Collateral Certificate.

(b)  Each of the statements, schedules, documents, items and reports required by Section 7.3(a) shall be certified to be complete and accurate in all material respects by each individual (or individuals) having authority to bind the Borrower or Guarantor, and shall be in such form and contain such detail as Lender may reasonably require.  Other than Guarantor’s financial statements, each of the annual financial statements, schedules, documents, items and reports required by Section 7.3(a) shall be audited and prepared by an independent certified public accountant.  In the event that Lender has a reasonable basis to believe that any of the statements, schedules, documents, items and reports provided to Lender pursuant to Section 7.3(a) are erroneous in any material respect, Lender may, at Lender’s discretion, require that such statements, schedules or reports be audited by an independent certified public accountant acceptable to Lender.  The cost of any such audit shall be at Lender’s sole cost and expense; provided, however, that if such audit reveals that any such statement, documents, schedules or reports are erroneous in any material respect, Borrower shall bear all such costs and expenses of the audit.

(c)  In the event Borrower (as applicable) fails to deliver such statements, schedules, documents, items and reports within the time frames provided in Section 7.3(a) above, then such failure shall constitute an Event of Default if such failure continues for a period of five (5) Business Days after receipt of written notice from Lender, and, in addition to any other remedies which may be available to Lender as a result of such Event of Default.  In addition to any other remedies which may be available to Lender as a result of such Event of Default, Lender shall have the right: (1) to increase the interest rate under the Note to the Default Rate provided for in the Note as long as such financial statements remain delinquent, and (2) to have Borrower’s books and records audited, at Borrower’s expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Loan as provided in this Agreement.

(d)  If an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand copies of all books and records relating to the Borrowing Base Collateral or its operation.

(e)  Borrower authorizes Lender to obtain a credit report on Borrower at any time.

7.4  Limited Liquidity Covenant Waiver.  If Borrower has not satisfied the Liquidity Covenant during the period from the Effective Date to the date that is six (6) months thereafter, but Borrower maintains Liquidity in Borrower Accounts of not less than $2,500,000 for such six (6) month period, Borrower shall not be in default of the Liquidity Covenant set forth in Section 7.1(A).  In the event that Borrower is in breach of the Liquidity Covenant at the end of such six (6) month period, Borrower shall be in default of its obligations under Section 7.1(A).  In such event, Borrower shall promptly provide Lender with cash flow forecasts and all other financial information requested by Lender, and Lender shall determine, in its sole and absolute discretion, whether or not to modify the Liquidity Covenant.  Notwithstanding anything contained herein to the contrary, under no circumstances shall Lender have any obligation to modify the Liquidity Covenant.

ARTICLE 8
NEGATIVE COVENANTS

Borrower shall comply, and shall cause each Borrower Related Party to comply with, the following negative covenants until this Agreement has terminated or expired, all obligations of Lender arising under the Loan Documents have terminated, the Loan has been paid in full, and all other Obligations are paid and performed in full:

8.1  Fundamental Changes.  No Borrower Related Party shall dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets of or ownership interest in any Person.

8.2  Prohibition on Sales of Assets; Transfers.  Except for the provisions set forth in Section 2.6 or with respect to any Permitted Transfer, Borrower shall not Transfer or otherwise dispose of to any Person, in one transaction or a series of transactions, any portion of the Collateral, or any direct or indirect interest in Borrower, without Lender’s prior written consent in its sole and absolute discretion.  Furthermore, except for any Permitted Transfers, a Transfer of any interest in a Controlling Entity which, if such Controlling Entity were Borrower, would result in an Event of Default under this Section 8.2 shall constitute an Event of Default under this Agreement.

8.3  Prohibition on Amendments to Organizational Documents.  Borrower shall not amend, modify, restate, supplement, or terminate its Organizational Documents, including without limitation, its articles of organization or formation (as applicable) or its operating agreement, if such change would result in a Material Adverse Change or would result in a violation of any of the representations, warranties, or covenants set forth in any Loan Document.

8.4  Prohibition on Amendments or Enforcement of Underlying Loan Documents.  Borrower shall not amend, modify, restate, supplement, terminate, or take any enforcement action with respect to the Underlying Loan Documents without first obtaining the prior written consent of Lender in its sole and absolute discretion.

8.5  Distributions.  No Distribution by Borrower shall be made or accepted by any Person at any time if, after giving effect to such Distribution, (i) Borrower would be rendered insolvent, (ii) Borrower would be unable to make the required payments under the Loan Documents or otherwise perform its Obligations, (iii) such Distribution would otherwise result in a Material Adverse Change or (iv) after giving effect to such Distribution, any of the Financial and Operating Covenants would be violated.

8.6  Secondary Financing; Other Debt.  Borrower shall not permit secondary financing on any of the Collateral in the Borrowing Base Collateral, or any financing or Liens and Encumbrances with respect to any Ownership Interest in Borrower (excluding the granting of a security interest therein in favor of Lender pursuant to this Agreement), without Lender’s prior written consent in its sole and absolute discretion.   Borrower shall not incur any Debt other than (a) Borrower’s Obligations pursuant to the Loan Documents, (b) the Permitted Debt and (c) any Debt secured by real property or by assignments of deeds of trust (“Secured Debt”).  Notwithstanding the foregoing, Borrower shall provide Lender with at least five (5) Business Days prior written notice before incurring any additional Secured Debt and shall certify to Lender that after incurring such Secured Debt Borrower shall be in compliance with the Financial Covenants set forth in Section 7.1 above.

8.7  Transactions with Affiliates.  Other than arrangements and contracts in existence as of Effective Date and that have been disclosed to Lender in writing, Borrower will not enter into, or cause, suffer, or permit to exist, any arrangement or contract with any of its Affiliates, including, without limitation, any management contract, unless such transaction is on terms that are no less favorable to Borrower than those that could have been obtained in a comparable transaction on an arms’ length basis from a Person that is not an Affiliate.

8.8  Compliance with Anti-Terrorism Laws.  Borrower hereby covenants and agrees as follows:

(a)           No Borrower Related Party or any person who controls a Borrower Related Party currently is identified by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) or otherwise qualifies as a Embargoed Person (as defined below), and Borrower has implemented procedures to ensure that no person who now or hereafter owns a direct or indirect equity interest in any Borrower Related Party is an Embargoed Person or is controlled by an Embargoed Person.  No Borrower Related Party is in violation of any applicable law relating to anti-money laundering or anti-terrorism, including, without limitation, those related to transacting business with Embargoed Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder,  including temporary regulations (collectively, as the same may be amended from time to time, the “Patriot Act”).  To Borrower’s actual knowledge, no tenant at the Borrowing Base Collateral is currently identified by OFAC or otherwise qualifies as an Embargoed Person, or is owned or controlled by an Embargoed Person.  For purposes of this Section 8.8, “Embargoed Person” shall mean any person identified by OFAC or any other person with whom a person resident in the United States of America may not conduct business or transactions by prohibition of federal law or Executive Order of the President of the United States of America.

(b)           No Borrower Related Party shall (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the list maintained by OFAC and accessible through the OFAC website) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with any Borrower Related Party, or (b) fail to provide documentary and other evidence of such Borrower Related Party’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, the Patriot Act.  In addition, Borrower hereby agrees to provide to Lender any additional information that Lender deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

ARTICLE 9
EVENTS OF DEFAULT

9.1  Events of Default.  Each of the following (each, an “Event of Default”) will be an event of default which entitles Lender to exercise all of its rights and remedies under this Agreement, the other Loan Documents, and at law, including without limitation, the rights and remedies in Section 9.2:

(a)  Payments.

(i)  Failure to Pay Principal and Interest.  Failure by Borrower to pay to Lender any interest and principal payments within ten (10) days after the same becomes due under this Agreement or any other Loan Document, including without limitation, any payment required pursuant to Section 2.3(b).

(ii)  Failure to Pay at Maturity.  Failure to pay all Obligations, including all outstanding principal amounts, accrued but unpaid interest, Other Amounts, and any other amounts which may be due pursuant to this Agreement or any other Loan Document, in full on the Maturity Date.

(b)  Other Payments.  Failure by Borrower or any Borrower Related Party to pay any amount (other than those payments identified in this Section 9.1) when due under this Agreement or any other Loan Document or, if not otherwise stated when due, the expiration of ten (10) days after written notice of such failure by Lender to Borrower.

(c)  Specified Defaults.  Failure of Borrower to comply with, or cause any Borrower Related Party to comply with, the requirements set forth in the following Sections: (i) Section 6.9(i) (insurance); (ii) Article 7 (financial and operating covenants); or (iii) the negative covenants of Article 8.

(d)  Other Loan Documents.  The occurrence of an Event of Default (after expiration of any applicable notice and cure periods) pursuant to any other Loan Document.

(e)  Other Defaults With Respect to the Loan.  Failure of any Borrower Related Party to perform any obligation, or to comply with any term or condition applicable to such Person in this Agreement, the Note, the Security Instruments or any other Loan Document and not otherwise constituting an Event of Default, and the expiration of thirty (30) days after written notice of such failure is given by Lender to Borrower without such failure being cured. However, no such notice or grace period shall apply in the case of any such failure which could, in Lender’s reasonable judgment, absent immediate exercise by Lender or a right or remedy under this Agreement or any Loan Document, result in harm to Lender, impairment of the Note, the Security Instruments or any other security given under any other Loan Document.

(f)  Representations and Warranties.  Any representation or warranty set forth in this Agreement or the applicable Loan Documents or otherwise provided to Lender in connection with this Agreement or the Loan is materially incomplete, incorrect or misleading as of the date made or renewed, or becomes materially incomplete, incorrect or misleading during the term of the Loan.

(g)  Fraud or Misrepresentation.  The fraud or misrepresentation or material omission by Borrower or any other Borrower Related Party, any of its officers, directors, trustees, general partners or managers or any guarantor in connection with (i) the application for or creation of the Loan; (ii) any financial statement, rent roll, or other report or information provided to Lender during the term of the Loan, or (iii) any request for Lender’s consent to any proposed action.

(h)  Insolvency.  A Borrower Related Party, or any other Person who may become obligated under any Loan Document; (i) is unable or admits in writing its inability to pay its monetary obligations as they become due; (ii) makes a general assignment for the benefit of creditors; or (iii) applies for, consents to, or acquiesces in, the appointment of a trustee (other than a trustee under a deed of trust), receiver, or other custodian with respect to any material portion or all of the property of such Borrower Related Party or Person, or in the absence of such application, consent, or acquiescence by such Borrower Related Party, a trustee, receiver, or other custodian is appointed for such Borrower Related Party or any or all of the property of such Borrower Related Party.

(i)  Bankruptcy.  Commencement of any case under the Bankruptcy Code (Title 11 of the United States Code, as may be amended or replaced by similar laws governing federal insolvency proceedings) or commencement of any other bankruptcy, arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against a Borrower Related Party; provided, however, with respect to any involuntary proceeding not initiated by any Person affiliated directly or indirectly with a Borrower Related Party including, without limitation, any Affiliate of a Borrower Related Party, such commencement will not be an Event of Default so long as any such Borrower Related Party is in good faith contesting such involuntary proceeding, no order for relief has been entered against it, and such proceeding is dismissed within ninety (90) days after the commencement thereof.

(j)  Dissolution, etc.  The dissolution or liquidation of a Borrower Related Party or the taking of any action by a Borrower Related Party toward a dissolution or liquidation of a Borrower Related Party.

(k)  Foreclosure Proceedings.  Filing of any foreclosure proceeding, giving notice of a trustee’s sale, or any other action by any Person, other than Lender, to realize upon any of the Collateral under any Lien or Encumbrance on any or all of the Collateral, regardless of whether such Lien or Encumbrance is a Permitted Exception and regardless of whether junior or senior to the Security Instrument.

(l)  Judgments.  Any uninsured judgment or order for the payment of money that would result in a Material Adverse Change as determined by Lender, if rendered against a Borrower Related Party and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) such judgment or order is not vacated, stayed, satisfied, discharged or bonded pending appeal within thirty (30) days from the entry thereof.

(m)  Claims.  A Borrower Related Party or any other Person on behalf of any Borrower Related Party claims that this Agreement or any Loan Document is not legal, valid, binding, and enforceable against such Borrower Related Party, that any lien, security interest, or other encumbrance securing any of the obligations under this Agreement or the other Loan Documents is not legal, valid, binding, and enforceable, or that the priority of any lien, security interest, or other encumbrance securing any of the obligations in this Agreement or the other Loan Documents is different than the priority represented and warranted in this Agreement or the other Loan Documents.

(n)  Environmental Laws.  Borrower shall (i) be the subject of any proceeding or investigation pertaining to the release by Borrower or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Change.

(o)  Injunction.  Any Person shall obtain an order or decree in any court of competent jurisdiction enjoining or prohibiting Lender, any of Lender or Borrower from carrying out the terms and conditions of any of the Loan Documents; in either case, if such order or decree is not vacated or stayed within thirty (30) days after the filing thereof.

(p)  Forfeiture of Collateral.  Formal charges are filed against Borrower or any other Person under any federal, state, or municipal statute, law, or ordinance for which forfeiture of any of the Collateral is a potential penalty, or any Collateral is in fact so seized or forfeited (whether directly or as result of seizure or forfeiture of any Ownership Interest in Borrower).

(q)  Assignment.  Borrower assigns this Agreement, any of the other Loan Documents, any Loan Proceeds or any right to receive Loan Proceeds under this Agreement without the prior written approval of Lender.

9.2  Remedies.  Upon the occurrence of any Event of Default (after the expiration of any applicable notice and cure periods) and at any time thereafter, for so long as such Event of Default is continuing:

(a)  Termination of Commitment.  If any Event of Default described in Sections 9.1(h) or (i) occurs with respect to Borrower, the obligations of Lender to make the Loan hereunder shall automatically terminate without any election or action on the part of Lender.  If any other Event of Default occurs, Lender may cause or declare any commitment of Lender to make advances or otherwise to be suspended or terminated, whereupon any such obligation will immediately be suspended or terminated.

(b)  Acceleration.  If any Event of Default described in Sections 9.1(h) or (i) occurs with respect to Borrower, the Obligations shall immediately become due and payable without any election or action on the part of Lender. If any other Event of Default occurs, Lender may declare an Event of Default and/or declare any or all of the Obligations to be immediately due and payable in full, whereupon all of the principal, interest and other Obligations will forthwith become due and payable in full without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

(c)  Enforcement of Rights.  Lender may enforce any and all rights and remedies under this Agreement and the other Loan Documents, the Security Instruments and all other documents delivered in connection therewith and against any or all Collateral and may pursue all rights and remedies available at law or in equity, including without limitation, foreclosure with respect to any and all of the Collateral, and Borrower acknowledges and agrees that the Collateral located within the State of California constitutes mixed collateral under Section 9604 of the California Commercial Code, that Lender may foreclose upon same in such order and priority as Lender determines.

(d)  Receivers.  Without limiting any other rights and remedies to which they are entitled, Lender may, at its option, without notice to Borrower and without regard to the adequacy of the Collateral for the payment of the Obligations, appoint one or more receivers of the Collateral, and Borrower does hereby irrevocably consent to such appointment, with such receivers having all the usual powers and duties of receivers in similar cases, including the full power to maintain, sell, dispose and otherwise operate the Collateral upon such terms that may be approved by a court of competent jurisdiction.

9.3  Collateral Protection.  Lender may at any time, but will not be obligated to, make Protective Advances which will be deemed to be included in the Outstanding Loan Borrowings hereunder.  All amounts so advanced will be immediately due and payable by Borrower and will be added to the outstanding principal amount of the Loan.  Lender will have no duty to account to Borrower for any expenditures they may incur in furtherance of their rights under this Section 9.3.

9.4  Secured by Collateral and Security Instruments.  All Protective Advances, and all other charges, costs and expenses, including reasonable outside attorneys’ fees, incurred or paid by Lender in exercising any right, power or remedy conferred by this Agreement, the Security Instruments or any other Loan Document, or in the enforcement hereof, or in the protection of the Collateral or the completion of the Collateral, together with interest thereon at the Interest Rate, prior to the occurrence of an Event of Default or Unmatured Event of Default, and at the Default Rate thereafter, from the date advanced, paid or incurred until repaid shall be secured by each Security Instrument and each other Loan Document. Any Protective Advance will only occur through Lender or at Lender’s direction and will not be funded directly to Borrower or any of its Affiliates by Lender. Notwithstanding the foregoing, each Protective Advance and the charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by Lender in exercising any right, power or remedy conferred by this Agreement, the Security Instruments or any other Loan Document or in the enforcement thereof or in the protection of the Collateral or the completion of Collateral shall be charged to Borrower pursuant to Section 2.4.

9.5  Multiple Real and Personal Property Security.  Borrower (and any Guarantor by execution of a Guaranty) hereby acknowledges and agrees that: (a) Lender is extending credit based upon both the financial statements of Borrower and Guarantors and the values of the Collateral and that the Collateral may be located in different jurisdictions; and (b) from and after any Event of Default, Lender will be allowed, to the greatest extent permitted by applicable law, including the laws of the jurisdiction set out in Article 11, to pursue and realize all of the remedies available to it under any of the Loan Documents, at law, in equity, or otherwise, and simultaneously or consecutively, under any portion or all of the Collateral, in the sole discretion of Lender, including, without limitation, commencement of one or more actions in one or more jurisdictions for repayment of all or portions of the Obligations, for the separate or simultaneous sale or foreclosure of the Collateral or portions thereof, for the obtaining of judgments and/or deficiency judgments, for the seeking of injunctive relief and receiverships, and for maximum access to and realization from the Obligations and Collateral or portions thereof in such manner as Lender may deem in the interest of Lender, and Borrower (and any Guarantor by execution of a Guaranty) hereby waive any requirement that any deficiency judgment proceeding be initiated or completed with respect to any other property constituting Collateral as a condition to commencing any enforcement proceeding against any party or any particular item of Collateral. Borrower (and any Guarantor by execution of a Guarantor) hereby expressly acknowledge and agree that various consents, waivers, agreements and limitations set forth in any of the Loan Documents, including the Security Instruments, were granted in recognition of the foregoing, and that all such waivers, consents and agreements will apply to each other Loan Document as though set forth therein.  In addition to any other consents, waivers, agreements and limitations set forth in any of the Loan Documents, and without limiting the foregoing, Borrower (and any Guarantor by execution of a Guaranty) agree that, to the maximum extent permitted by applicable law, Lender may foreclose on and/or sell all properties serving as Collateral and located in the same state in any one or more counties where any of the properties in that state are located; any personal property located on real property encumbered by any Security Instrument may be foreclosed upon in the manner provided for, simultaneously with, or separate from, and as a part of the proceeding for foreclosure of the real property or in a separate proceeding; and Borrower (and any Guarantor by execution of a Guaranty) hereby waive, to the full extent permitted by law, the benefits of any “one-action rule” of any state which may be applicable to it or to any of the Collateral and hereby waive marshaling of assets for themselves and all other parties claiming by, through or under them.

9.6  Other Actions By Lender.  Without in any way limiting Lender’s rights and remedies under this Agreement and the other Loan Documents, after an Event of Default, Lender may (but is not obligated to), and without releasing Borrower from any of its Obligations, make any payment or perform any act, covenant or condition that Borrower is required to pay or perform under any of the Loan Documents, in such manner and to such extent it may deem necessary or appropriate. In connection therewith, Lender may with respect to the Borrowing Base Collateral (but is not obligated to): (a) enter upon and take possession of any or all of the REO Collateral; (b) take such action that it may consider necessary or appropriate to keep any or all of the REO Collateral in good condition and repair; (c) appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Lender; (d) satisfy any Lien or Encumbrance or alleged Lien or Encumbrance whether superior or junior to this Agreement; and (e) in exercising such powers, pay necessary expenses (including reasonable attorneys’ fees and the fees of other necessary or desirable consultants). All sums expended by Lender for the foregoing purposes, or in the exercise of the foregoing rights and remedies (including attorneys’ fees and costs), shall be deemed to have been disbursed to and borrowed by Borrower and shall be evidenced and secured by the Loan Documents and all Borrowing Base Collateral from time to time securing the Obligations.

9.7  Application of Payments After Default.  From and after the date on which Lender has taken any action pursuant to this Article 9 and until all of the Obligations have been paid in full, any and all proceeds or other funds received by Lender from (a) Borrower or any other Person, (b) any sale or other disposition of any Collateral, or any part thereof, or (c) the exercise of any other right or remedy by Lender, shall, in each case, be applied in any order determined by Lender.

9.8  Cumulative Remedies.  All of the rights and remedies under this Agreement and the other Loan Documents shall be cumulative and non-exclusive, to the extent permitted by law, and may be exercised successively, concurrently or in any order as Lender shall elect.

9.9  Preservation of Rights.  No disbursement of Loan Proceeds shall constitute a waiver of: (a) any conditions to Lender’s obligation to make further disbursements; or (b) any Unmatured Event of Default or Event of Default that exists at the time such disbursement is made; nor shall any such disbursement have the effect of precluding Lender from thereafter (i) declaring that any inability of Borrower to satisfy such conditions constitutes an Unmatured Event of Default or Event of Default or (ii) exercising its rights and remedies under this Agreement or the other Loan Documents due to any such Event of Default. No delay or omission of Lender to exercise any rights or remedies under the Loan Documents shall impair such rights or remedies or be construed to be a waiver of any Event of Default or Unmatured Event of Default or an acquiescence therein. Any single or partial exercise of any right or remedy by Lender under this Agreement or the other Loan Documents shall not preclude other or further exercises thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing and signed by Lender, and then only to the extent such writing expressly provides therefor. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Lender until the Obligations have been paid in full.

ARTICLE 10
MISCELLANEOUS

10.1  Survival of Representations.  All representations and warranties of Borrower contained in this Agreement shall survive the making of the Loan herein contemplated.

10.2  Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, Lender not shall be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

10.3  Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

10.4  Entire Agreement.  The Loan Documents embody the entire agreement and understanding among Borrower, Guarantor and Lender and supersede all prior agreements and understandings among Borrower, Guarantor and Lender relating to the subject matter thereof.  Borrower hereby acknowledges and agrees that:  (a) Borrower has read each and all of the Loan Documents and fully understands each of them; (b) Borrower has had an opportunity to engage counsel to review the Loan Documents and has done so to the extent, if any, Borrower believes appropriate; (c) Borrower has signed the Loan Documents knowingly and voluntarily; and (d) there are no unwritten oral agreements between the parties.

10.5  Lender Successors and Assigns; Participations.  At any time either concurrently with or subsequent to the execution and delivery of this Agreement by Lender, Lender may assign to one or more banks or other financial institutions (each, an “Assignee”) portions of its rights and obligations as Lender under this Agreement without notice to Borrower.  A sale or assignment may result in a change of any servicer of the Loan (the “Loan Servicer”).  There also may be one or more changes of the Loan Servicer unrelated to any assignment under this Agreement.  If there is a change of the Loan Servicer, Borrower will be given notice of the change.  Upon the occurrence of any such sale, assignment, or change, all of the provisions of this Agreement, the Note, the Security Instruments and the other Loan Documents shall continue to apply to the Loan.  Furthermore, Lender shall have the right to participate the Loan with other parties.

10.6  Expenses; Indemnification.

(a)  Borrower shall reimburse Lender for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for Lender, which attorneys may be employees of Lender) paid or incurred by Lender in connection with the preparation, negotiation, execution, delivery, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. Borrower also agrees to reimburse Lender, for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for Lender, which attorneys may be employees of Lender) paid or incurred by Lender, in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by Borrower under this Section include, without limitation, the cost and expense of obtaining an appraisal of each parcel of real property or interest in real property described in the Deed of Trust, which appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions and costs and expenses incurred in connection with the Reports described in the following sentence.

(b)  In addition, Borrower shall pay all taxes and assessments and all expenses, charges, costs and fees provided for in this Agreement or relating to the Loan, including any fees incurred for recording or filing any of the Loan Documents, title insurance premiums and charges, tax service contract fees, fees of any consultants, documentation and processing fees, printing, photostating and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of hazard insurance policies and surety bonds, fees for any Appraisal, updated Appraisal and appraisal review, fees for market or feasibility studies required pursuant to the Loan Documents and costs, fees and expenses incurred in collecting the Obligations, realizing upon the Borrowing Base Collateral and operating and selling any of the REO Collateral after title thereto has been taken by Lender, or by an entity controlled or owned by Lender. Borrower and Lender hereby authorize Lender to make disbursement of Loan Proceeds to pay all such expenses, charges, costs and fees notwithstanding that Borrower may not have requested a disbursement of such amount.  The Lender may make such disbursements notwithstanding the fact that the Loan is not “in balance” or that an Unmatured Event of Default or Event of Default exists. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Lender to make such disbursements. However, the provision of this Section shall not prevent Borrower from paying such expenses, charges, costs and fees from its own funds. All such expenses, charges, costs and fees shall be Borrower’s obligation regardless of whether or not Borrower has requested and met the conditions for funding all or any portion of the Loan. The obligations on the part of Borrower under this Section shall survive the payment of the Obligations and the termination of this Agreement.

(c)  Borrower hereby further agrees to indemnify Lender, its respective Affiliates, and its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Lender or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.

(d)  Without in any way limiting the foregoing, to the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and save harmless Lender, and its directors, officers, employees, successors and assigns for, from and against any and all liability, expense or damage of any kind or nature, and for, from and against any suits, claims or demands, including legal fees and expenses on account of or arising out of: (i) this Agreement or the Loan Documents or otherwise in connection herewith or in connection with the REO Collateral, any Collateral or any Obligation, including any suit, claim or demand arising out of the removal of, or failure to remove, any and all nuclear, toxic, radioactive or other hazardous waste from any of the REO Collateral; (ii) any applicable CC&Rs, including any suit, claim or demand that Borrower or any other person has violated or failed to comply with any such CC&Rs; (iii) any applicable approvals by any Governmental Authority, including any suit, claim or demand that seeks to challenge any approval (including zoning approvals) issued or granted by any such Governmental Authority with respect to any of the REO Collateral; and (iv) any matter arising from or related to the renovation of the REO Collateral, any general contractor, any construction contractor, any subcontractor or any other person providing labor, services or materials with respect to the REO Collateral, including any suit, claim or demand that Lender is obligated to make any disbursements to or for the benefit of any such Person. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower’s sole cost and expense, with legal counsel satisfactory to Lender. The Lender may also require Borrower to so defend the matter. The obligations of Borrower under this Section 10.6 shall survive the termination of this Agreement.

10.7  Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

10.8  Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

10.9  Nonliability of Lender.  The relationship between Borrower on the one hand and Lender on the other hand shall be solely that of borrower and lender. The Lender shall have no fiduciary responsibilities to Borrower. Lender undertakes no responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations. Lender, shall have no liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Lender shall have no liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

10.10  Disclosure.  Borrower and Lender hereby acknowledge and agree that Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with Borrower and its Affiliates.

10.11  Authority to File Notices.  Borrower hereby irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower’s cost and expense and in Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that Lender considers necessary or desirable to protect the Collateral should (a) Borrower fail to file for record such documents within ten (10) Business Days after Borrower’s actual receipt of Lender’s written request for Borrower to so act, and (b) such filing be lawful.

10.12  Inconsistencies with the Loan Documents.  In the event of any inconsistencies between any terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

10.13  Lender Determination of Facts.  Lender shall at all times be free to establish independently, to its satisfaction, the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition, term or requirement of this Agreement.

10.14  No Set-Off.  All Obligations shall be paid by Borrower without notice (except for such notice as may be expressly required hereunder or under the other Loan Documents), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction.

10.15  Brokers.  Borrower shall be solely responsible to pay any brokerage commissions or finder’s fees to Carl Wilgeroth (“Borrower’s Broker”) pursuant to a separate agreement.  Except as expressly provided in this Section 10.15, Borrower and Lender represent to each other that none of them knows of any brokerage commissions or finders’ fee due or claimed with respect to the transaction contemplated hereby.  Borrower and Lender shall indemnify and hold harmless the other parties for, from and against any and all loss, damage, liability, or expense, including costs and attorney fees, which such other party may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing. Borrower shall indemnify and hold harmless Lender for, from and against any and all loss, damage, liability, or expense, including costs and attorney fees, which Lender may incur or sustain by reason of or in connection with Borrower’s failure to comply with its obligations pursuant to this Section 10.15 with respect to Borrower’s Broker or any separate agreement between Borrower and Borrower’s Broker.

10.16  Disbursements in Excess of Commitment Amount.  In the event the total Outstanding Loan Borrowings made by Lender exceed the Commitment Amount, to the extent not expressly prohibited by applicable law, all Outstanding Loan Borrowings shall be secured by the Deed of Trust and the other Loan Documents. All other sums expended by Lender pursuant to this Agreement or any other Loan Documents shall be deemed to have been paid to Borrower and shall be secured by, among other things, the Deed of Trust.

10.17  Time is of the Essence.  Time is of the essence of this Agreement.

10.18  Actions by Lender.  Unless otherwise expressly provided in this Agreement or any other Loan Document, all determinations, consents, approvals, disapprovals, calculations, requirements, requests, acts, actions, elections, selections, opinions, judgments, options, exercise of rights, remedies or indemnities, satisfaction of conditions or other decisions of or to be made by or on behalf of Lender under this Agreement or any of the other Loan Documents shall be made in the sole and absolute discretion of such Lender and shall be deemed final, conclusive and binding on Borrower absent manifest error

10.19  Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing and addressed to the respective party as set forth below. Notices shall be effective when actually delivered by any commercially reasonable means, provided that if such delivery occurs on any day other than a Business Day or after the close of business on any Business Day, the same shall be effective on the next Business Day. Further, notices sent by certified or registered mail, return receipt requested, or by nationally recognized express courier service, shall be effective on the earlier of:  (i) actual delivery or (ii) refusal to accept delivery or on failure of delivery because the recipient address is not open to receive deliveries between 9:00 am and 5:00 pm on any Business Day.

Notices shall be addressed as follows:

If to Borrower:

Owens Realty Mortgage, Inc.
2221 Olympic Blvd.
Walnut Creek, CA  94595
Attn:  Bryan H. Draper

With a copy to:

A. Nick Shamiyeh
2221 Olympic Blvd.
Walnut Creek, CA 94595
(925) 935-9404

If to Lender:

OPUS BANK
131 W. Commonwealth Avenue
Fullerton, CA  92832
Attn:  Loan Servicing

With a copy to:

Erik Hugstad, Vice President,
Underwriter, Portfolio Management
Opus Bank
19900 MacArthur Blvd., 12th Floor
Irvine, CA 92612

Any party may change the address at which it is to receive notices to another address in the United States at which business is conducted (and not a post-office box or other similar receptacle), by giving notice of such change of address in accordance with the foregoing. This provision shall not invalidate or impose additional requirements for the delivery or effectiveness of any notice (i) given in accordance with applicable statutes or rules of court, or (ii) by service of process in accordance with applicable law. If there is any assignment or transfer of Lender's interest in the Loan, then the new Lenders may give notice to the parties in accordance with this Section, specifying the addresses at which the new Lenders shall receive notice, and they shall be entitled to notice at such address in accordance with this Section.  Borrower hereby requests that any notice of default or notice of sale in any judicial or nonjudicial foreclosure proceeding be mailed to Borrower at its address as specified herein.

10.20  Counterparts.   This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower and Lender and each party has notified Lender by facsimile transmission or telephone that it has taken such action.

10.21  Joint and Several Liability.   If Borrower constitutes more than one Person, each such Person shall be jointly and severally liable for the obligations of Borrower pursuant to the Loan and the Loan Documents.

ARTICLE 11
CHOICE OF LAW; VENUE; ARBITRATION OF DISPUTES

11.1  CHOICE OF LAW.  THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF CALIFORNIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS

11.2  VENUE.  SUBJECT TO SECTION 11.3 BELOW, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF ORANGE IN THE STATE OF CALIFORNIA AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWER SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF BORROWER FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE).  BORROWER AGREES THAT LENDER’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION.

11.3  ARBITRATION OF DISPUTES.

(A)           THE PARTIES SHALL ATTEMPT TO RESOLVE ANY DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS BY DISCUSSING THE DISPUTE IN GOOD FAITH.  TO THE EXTENT THAT THEY CANNOT BE RESOLVED BY MUTUAL CONSULTATION, ANY AND ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THIS ARBITRATION CLAUSE, SHALL BE SOLELY AND FINALLY SETTLED BY BINDING ARBITRATION BY JAMS IN ORANGE COUNTY, CALIFORNIA (OR SUCH OTHER LOCATION AS THE PARTIES SHALL AGREE) ADMINISTERED BY AND IN ACCORDANCE WITH JAMS’ STREAMLINED ARBITRATION RULES AND PROCEDURES (OR SUBSTANTIALLY EQUIVALENT RULES AND PROCEDURES THEN IN EFFECT) TO THE EXTENT THAT SUCH RULE AND PROCEDURE ARE NOT INCONSISTENT WITH THIS SECTION 11.3 INCLUDING, WITHOUT LIMITATION, MATTERS RELATING TO ENFORCEABILITY, PERFORMANCE OR REMEDIES FOR BREACH.  HOWEVER, NOTWITHSTANDING THE FOREGOING, (1) THE PARTIES SHALL NOT BE PROHIBITED FROM SEEKING INTERIM, PROVISIONAL REMEDIES IN THE SUPERIOR COURT OF ORANGE COUNTY (INCLUDING AN ACTION FOR A TEMPORARY OR PRELIMINARY INJUNCTION), AND (2) THIS PROVISION SHALL NOT RESTRICT OR DELAY LENDER FROM PURSUING ANY OF ITS RIGHTS AGAINST  ANY AND ALL SECURITY GIVEN FOR THE LOAN BY BORROWER OR ANY OTHER PARTY UPON AN EVENT OF DEFAULT.

(B)           BY WRITTEN NOTICE TO THE OTHER PARTY, EITHER PARTY MAY DEMAND THAT A DISPUTED MATTER BE SUBMITTED TO ARBITRATION.  IN THE DEMAND NOTICE, THE PARTY SHALL SPECIFY THE NATURE OF THE DISPUTE.  WITHIN THIRTY (30) DAYS AFTER THE DELIVERY OF SUCH NOTICE, LENDER AND BORROWER SHALL AGREE UPON AN ARBITRATOR FROM THE LIST OF RETIRED JUDGES AND JUSTICES AT JAMS.  IF THE PARTIES FAIL TO AGREE ON AN ARBITRATOR WITHIN SUCH THIRTY (30) DAY PERIOD, THEN THE PARTIES SHALL DIRECT JAMS TO PROVIDE A LIST OF THREE (3) PROSPECTIVE ARBITRATORS KNOWLEDGEABLE IN THE FIELD THAT IS THE SUBJECT OF THE DISPUTE.  WITHIN TEN (10) DAYS AFTER THE DELIVERY OF SUCH LIST, EACH OF LENDER AND BORROWER MAY STRIKE ONE (1) NAME FROM THE LIST, AND THE REMAINING PANELIST SHALL SERVE AS THE DESIGNATED ARBITRATOR.  IF A PARTY SHALL FAIL TO STRIKE A NAME FROM THE LIST WITHIN SUCH TEN (10) DAY PERIOD, THEN THE OTHER PARTY SHALL SELECT THE DESIGNATED ARBITRATOR FROM THE REMAINING TWO (2) NAMES.  IF THE PARTIES STRIKE THE SAME NAME FROM THE LIST, THEN JAMS SHALL PROVIDE THE NAME OF AN ADDITIONAL PROSPECTIVE ARBITRATOR, AND THE PROCEDURE SET FORTH IN THE PRECEDING TWO (2) SENTENCES SHALL BE REPEATED UNTIL A SINGLE ARBITRATOR HAS BEEN SELECTED.  THE ARBITRATOR SHALL PERMIT SUCH DISCOVERY AS THE ARBITRATOR DEEMS APPROPRIATE UNDER THE CIRCUMSTANCES AND MAY ADMIT OR EXCLUDE EVIDENCE IN THE ARBITRATOR'S SOLE DISCRETION.

(C)           JUDGMENT UPON THE ARBITRAL AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION OVER THE PARTIES OR THEIR ASSETS.  NO PARTY SHALL TAKE ANY DISPUTE OR CLAIM SUBJECT TO ARBITRATION HEREUNDER TO ANY COURT UNTIL AN ARBITRATION DECISION HAS BEEN MADE, EXCEPT THAT ANY PARTY SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL ACTION SEEKING PROVISIONAL RELIEF PENDING FINAL ADJUDICATION BY ARBITRATION.

(D)           THE ARBITRATOR SHALL APPORTION TO EACH PARTY ALL COSTS (INCLUDING ATTORNEYS’ FEES) INCURRED IN CONDUCTING THE ARBITRATION IN ACCORDANCE WITH WHAT THE ARBITRATOR DEEMS JUST AND EQUITABLE UNDER THE CIRCUMSTANCES.

(E)           NOTWITHSTANDING THE PROVISIONS OF THIS SECTION 11.3, LENDER SHALL BE ENTITLED TO ENFORCE THE OBLIGATIONS SET FORTH HEREIN BY JUDICIAL OR NONJUDICIAL FORECLOSURE OF THE SECURITY INSTRUMENT OR OTHER LOAN DOCUMENTS OR BY RECOURSE TO ANY ENVIRONMENTAL INDEMNITY AGREEMENT INDEPENDENTLY AND SEPARATE FROM THE ENFORCEMENT OF THIS AGREEMENT THROUGH ARBITRATION.

NOTICE:  BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.  BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION.  IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF LAWS OF CALIFORNIA OR THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

Borrower: _________

[Signature Pages Follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

BORROWER:

OWENS REALTY MORTGAGE, INC., a
Maryland corporation

BY: Owens Financial Group, Inc.,
        a California corporation, its Manager

By: ________________________
Name:______________________
Title: ______________________

LENDER:

OPUS BANK, a California commercial bank

By: __________________________________
Name:  ________________________________
Its: ___________________________________

Schedule “1”

Borrowing Base Entry Documents

1.  General.  In addition to the other requirements set forth in this Agreement, Borrower shall submit to Lender the following documents in connection with each Borrowing Base Loan Package, with respect to the REO Collateral or the Note Collateral/Underlying Loan Collateral, as applicable.

(a)  Borrowing Base Collateral Certificate.  Lender shall have received a proposed Borrowing Base Collateral Certificate.

(b)  Appraisal.  Lender shall have received and approved a current Appraisal, statement of replacement cost, appraiser environmental checklist, and received a third party appraisal review report.

(c)  Environmental Report.  Lender shall have received, reviewed and approved a current Phase 1 Environmental Report showing no further recommended action, and otherwise in a form acceptable to Lender.

(d)  Leases.  Borrower shall have provided to Lender all leases, occupancy or similar agreements affecting such real property, as shown on the REO Rent Roll (as defined below).

(e)  Lease Estoppels.  If required by Lender, Borrower shall have provided to Lender current estoppel certificates from each tenant listed on the REO Rent Roll in a form required by such tenant’s lease (or if no form is required, in a form approved by Lender), reflecting that Borrower, as landlord, is not in default of any obligations arising under any such lease, and reflecting all amounts previously paid (including any and all security deposits and/or prepaid rent) and currently payable by such tenant pursuant to such lease.

(f)  Preliminary Title Report.  Borrower shall have provided to Lender a preliminary title report, prepared by the Title Company, together with a legible copy of each document listed on Schedule B thereto.

(g)  Rent Roll.  Borrower shall have provided to Lender a current rent roll affecting the applicable real property (“REO Rent Roll”).

(h)  Financial Statements.  Borrower shall have provided to Lender current financial statements for the Borrower and Guarantor, in a form acceptable to Lender.

(i)  Environmental Questionnaire.  Borrower shall have completed, executed and provided to Lender an Environmental Questionnaire in the form attached hereto as Exhibit F.

(j)  Evidence of Insurance.  Borrower shall have provided Lender with evidence of hazard and liability insurance, consistent with the requirements set forth in Exhibit E attached hereto and in a form acceptable to Lender.

(k)  Flood Certificate.  Borrower shall have provided to Lender a flood certificate satisfactory to Lender reflecting that real property collateral is not located in an area designated by the United States Department of Housing and Urban Development as having special flood or mudslide hazards.

(l)  Settlement Statement.  Borrower shall have provided to Lender a true and correct copy of the final settlement statement with respect to Borrower’s acquisition of any REO Collateral, or the financing of the Underlying Loan Collateral.

(m)  Due Diligence Deposit.   Borrower shall have paid to Lender a third party due diligence deposit in an amount determined by Lender, including but not limited to a $2,000 environmental report deposit, a $350 3rd party appraisal report deposit (if the appraisal report is ordered by Borrower), and a $4,500 appraisal report deposit (if the appraisal report is ordered by Lender), unless subsequently revised by Lender in writing.

(n)  Underlying Loan Documents.  For Underlying Loan Collateral only, a copy of the note, mortgage or deed of trust, guaranties, borrower certifications and authorization to release information and any other Underlying Loan Documents requested by Lender. Furthermore,   Borrower shall have provided to Lender evidence that the Title Company has issued a Lender’s Policy of Title Insurance to insure Borrower and its successors and assigns the first lien priority of the Underlying Deed of Trust in the amount of the Underlying Loan, subject only to the Permitted Exceptions.

2.  Other Items or Actions.  In addition to the items set forth in Section 1 above, Lender shall have received and approved such other information, agreements, documents, certificates, and instruments, and Borrower will have performed such other actions, as Lender may reasonably require.

3.      Waiver of Requirements.  Lender shall have the right to waive, in Lender’s sole and absolute discretion, any of the requirements in Section 1 above by written notice to Borrower.

Schedule “2”

Eligibility Requirements

1.  REO Collateral.  REO Collateral shall satisfy all of the following criteria and requirements, as determined by Lender in its sole and absolute discretion:

(a)  Stabilized Asset.  Borrower shall have provided Lender with evidence that the REO Collateral is a stabilized income-producing multifamily, industrial, office, retail, or self-storage real property.

(b)  Taxes and Assessments.  All property taxes, association fees, and any and all assessments shall be current with respect to the REO Collateral.

(c)  Liens and Encumbrances. The REO Collateral shall not be subject to any Liens or Encumbrances, except for Permitted Exceptions.

(d)  Location.  The REO Collateral shall be located in an Approved Location.

(e)  Physical Condition.  The Appraisal shall note that the Real Property Collateral is in good condition with no deferred maintenance, structural damage or physical defects.

(f)  Phase 1 Environmental Report.  Lender has received, reviewed and approved a current Phase 1 Environmental Report for the REO Collateral showing no further recommended action, and otherwise in a form acceptable to Lender.

(g)  Representations and Warranties.  All representations and warranties set forth in Section 5.2 above shall be true.

2.        Note Collateral.  The Note Collateral shall satisfy all of the following criteria and requirements, as determined by Lender in its sole and absolute discretion:

(a)  Stabilized Asset.  Borrower shall have provided Lender with evidence that the Underlying Loan Collateral is a stabilized income-producing multifamily, industrial, office, retail, or self-storage real property.

(b)  Taxes and Assessments.  All property taxes, association fees, and any and all assessments shall be current with respect to the Underlying Loan Collateral.

(c)  No Liens or Encumbrances.  The Underlying Loan shall not be subject to any Liens or Encumbrances.

(d)  Location.  The Underlying Loan Collateral shall be located in an Approved Location.

(e)  Physical Condition.  The Appraisal shall note that the Underlying Loan Collateral is in good condition and repair with no deferred maintenance, structural damage or physical defects.

(f)  No Affiliates.  No Underlying Borrower shall be an Affiliate of any Borrower Related Party, or any of their respective Affiliates, principals, partners or owners.

(g)  Full Force and Effect.  The Underlying Loan Documents shall be in full force and effect in accordance with their respective terms, neither Borrower nor any Underlying Borrower shall be in default under the Underlying Loan Documents (after the expiration of all notice and cure periods).

(h)  Underlying Loan Documents.  Each Underlying Loan, the Underlying Loan Documents, and Underlying Borrower shall qualify and conform in all material respects with Lender’s guidelines and requirements.

(i)       Closing.  All conditions precedent to the closing of the Underlying Loan shall have been satisfied in full; the Underlying Loan shall be fully funded and the proceeds disbursed to the Underlying Borrower; and the Underlying Deed of Trust shall have recorded in the real property records of the County in which the Underlying Loan Collateral is located.

(j)  Use of Proceeds.  The proceeds from an Underlying Loan shall be used for the purpose of refinancing existing loans encumbering the Underlying Loan Collateral or acquiring the Underlying Loan Collateral, but for no other purpose.

(k)  Representations and Warranties.  All representations and warranties set forth in Section 5.3 and Section 5.4 above shall be true.

3.         Other Items or Actions.  In addition to the items set forth in Section 1 and 2 above, Lender shall have received and approved such other information, agreements, documents, certificates, and instruments, and Borrower will have performed such other actions, as Lender may reasonably require.

4.         Waiver of Requirements.  Lender shall have the right to waive, in Lender’s sole and absolute discretion, any of the requirements in Sections 1, 2 or 3 above by written notice to Borrower.

EXHIBIT A

Borrower’s Certificate

[See Attached]

Borrower’s Certificate

Opus Bank
19900 MacArthur Blvd., 12th Floor
Irvine, CA  92612
Attn:  Erik Hugstad

Re:	Approval of Increase in Available Loan Commitment in connection with a $20,000,000.00 Loan #500638 to Owens Realty Mortgage, Inc. (the “Borrower”).

1.
Pursuant to the certain Secured Revolving Credit Agreement dated as of April 22, 2014 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”), between Borrower and OPUS BANK, a California commercial bank (“Lender”), Borrower hereby requests approval of the increase in the Available Loan Commitment as indicated on Borrowing Base Certificate attached hereto.  We acknowledge that this amount is subject to inspection, verification, valuation, and available funds.

2.	This Certificate is to be utilized only in satisfaction of the following obligations:
a.	Terms and conditions outlined in the Agreement including, but not limited to, any conditions set forth in Section 4.2 of the Agreement;
b.	Completion of the borrower section on the Borrowing Base Certificate.
c.	Delivery of a complete Borrowing Base Loan Package.

3.	Approval of the Increase in Available Loan Commitment hereby requested are subject to:
a.	Terms and conditions outlined in the Agreement including, but not limited to, any conditions set forth in Section 4.2 of the Agreement;
b.	Lender’s receipt of the Borrowing Base Entry Documents as set forth in Schedule “1” of the Agreement
c.	Satisfaction of the Eligibility Requirements as set forth in Schedule “2” of the Agreement.

4.	The Borrower also covenants and agrees herewith that:
a.	It has complied with all duties and obligations required to date to be carried out and performed by it pursuant to the terms of the Agreement;
b.	No event of default as defined in the Agreement has occurred and is continuing;
c.
The undersigned understands that this certification is made for the purpose of inducing Lender to make an advance to Borrower and that, in making such advance, Lender will rely upon the accuracy of the matters stated in this Certificate.

5.	The terms used in this Certificate have the same meaning and definition as those set for in the Agreement.

6.
The Borrower, or authorized signer, certifies that the statements made in this Certificate and any documents submitted herewith and identified herein are true and has duly caused this Certificate to be signed on its behalf by the undersigned, thereunto duly authorized.

IN WITNESS WHEREOF, this Certificate is executed by the undersigned this _____ day of

___________________.

__________________

EXHIBIT B

Borrowing Base Collateral Certificate

[See Attached]

OpusBank
BUILD YOUR MASTERPIECE

BORROWING BASE CERTIFICATE ("BBC")

Borrower Name:	Owens Realty Mortgage, Inc.	Commitment:	$20,000,000.00
Loan Number:	500638	BBC Availability:	$0.00
Date of Certificate:	1/1/2014	**NET AVAILABILITY**	**$0.00**
		O/S Balance:	$0.00
		Advance Request:	$0.00
		Proposed Balance:	$0.00
		SURPLUS (DEFICIT)	**$0.00**

COMMERCIAL REAL ESTATE COLLATERAL

Property Information									REO Collateral Constraint - 60%		
Vesting	Address	City	State	Zip	APN	Type	NRSF	Property Description	As-Is Market Value	Availablity via Value Constraint	BBC Availability
A	C	D	E	F	H	I	J		O	P	Q
			(1)			(2)			(3)	[O x 60%]	(4)
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
										$ -	$ -
TOTAL										$ -	$ -

NOTE COLLATERAL

Property Information								Note Collateral Constraint - 70%							Value Constraint - 50%		
Borrower / Loan #	Address	City	State	Zip	APN	Type	NRSF	Origination Date	Maturity Date	Default	Loan Amount	Gross Availability	Outstanding Balance	Net Availability via Note Constraint	As-Is Market Value	Availablity via Value Constraint	BBC Availability
B	C	D	E	F	H	I	J	H	I	J	K	L	M	N	O	P	Q
(5)			(1)			(2)				(Y/N) (6)		[K x 70%]		[Lesser of L or M]	(3)	[O x 50%]	(4)
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
												$ -		$ -		$ -	$ -
TOTAL											$ -	$ -	$ -	$ -	$ -	$ -	$ -

TOTAL BBC AVAILABILITY $ -

Footnotes:

(1) Approved States include California, Washington, Oregon, and Arizona

(2) Identify either: Multifamily, Industrial, Office, Retail, Self Storgage

(3) As-is value of collateral as determined by Lender appraisal department

(4) Least of any applicable constraints.

(5) Lender qualified 3rd Party, non-affiliated, investors only.

(6) Borrower base shall not include any loans in default beyond applicable cure period.

(7) Reference Loan Agreement for other terms and conditions.

Owens Realty Mortgage, Inc., a Maryland Corporation

By: ____________________

Name: ____________________

Title: ____________________

EXHIBIT C

Certificate of Compliance

[See Attached]

Certificate of Compliance

Erik Hugstad, Vice President,
Underwriter, Portfolio Management
Opus Bank
19900 MacArthur Blvd., 12th Floor
Irvine, CA 92612

Re:           Secured Revolving Credit Agreement dated as of April 22, 2014 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”, between Owens Realty Mortgage, Inc (the “Borrower”), and OPUS BANK, a California commercial bank (“Lender”).

Reference is made to the Agreement.  Capitalized terms used in this Certificate (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Agreement.

Pursuant to applicable provisions of the Agreement, the undersigned, being the Authorized Representative designated in the Agreement, hereby certifies to the Lender that the information furnished in the attached schedule, including, without limitation, each of the calculations listed below are true, correct and complete in all material respects as of the last day of the fiscal periods subject to the financial statements and associated covenants being delivered to the Lender pursuant to the Agreement together with this Certificate (such as the “Financial Statements” and the periods covered thereby the “reporting period”) for such reporting periods.

The undersigned here further certifies to the Lender that:

1.	Compliance with Financial and Operating Covenants. As shown below, Borrower and Pledgor are in full compliance with the Financial and Operating Covenants contained in the Agreement.

A.	Liquidity: Borrower shall maintain Liquidity of not less than $5,000,000 in Borrower Accounts tested quarterly

Calculation:  __________

Compliance (Yes or No):  __________

B.	Debt to Tangible Net Worth: Borrower shall maintain a combined ratio of total Debt to Tangible Net Worth that is less than 1.0 to 1.0 on a rolling four fiscal quarterly basis;

Calculation:  __________

Compliance (Yes or No):  __________

C.	EBITDA to Interest Incurred: Borrower and Pledgor shall maintain a combined ratio of EBITDA to Interest Incurred which is equal to or greater than 2.0 to 1 on a quarterly basis.

Calculation:  __________

Compliance (Yes or No):  __________

2.
Review of Condition.  The undersigned has reviewed the terms of the Agreement, including but not limited to, the representations and warranties of the Borrower and Guarantors set forth in the Agreement and the covenants of the Borrower set forth in the Agreement, and has made, or caused to be made under their supervision, a review in reasonable detail of the transactions and conditions of the Borrower and Guarantors through the reporting periods.

3.
Representations and Warranties.  To the undersigned’s actual knowledge, the representations and warranties of the Borrower and Pledger contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period except as expressly noted on Schedule A hereto.

4.
Covenants.  To the undersigned’s actual knowledge, during the reporting period, the Borrower observed and performed all of the respective covenants and other agreements under the Agreement and the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed or satisfied by the Borrower, except as expressly noted on Schedule A hereto.

5.
No Events of Default.  To the undersigned’s actual knowledge, no Event of Default exists as of the date hereof or existed at any time during the reported period, except as expressly noted on Schedule A hereto.

IN WITNESS WHEREOF, this Certificate is executed by the undersigned this _____ day of ___________________.

_____________________

 ___________________________
By:           __________
__________

EXHIBIT D

Request for Advance

[See Attached]

OpusBank

LINE ADVANCE REQUEST

Use this simple form to provide us with instructions to advance funds **FROM** your line of credit or to transfer funds from an Opus Bank deposit account **TO** your line of credit. Complete all applicable sections and fax it to the number listed below. All requests will be processed on the same day if instructions are received before 4:00 PM – Monday through Friday (excluding bank holidays).

Borrower Name: ______________________ Date: ______________

Loan Number: ______________________ Amount of request: ______________

Check one only:

☐ Advance to: ______________________
Account # (checking or savings)

☐ Paydown from: ______________________
Account # (checking or savings)

Person Authorizing Request Signature:

____

If we have any questions regarding this request, who should we call?

Name: ______________________ Phone#: ______________________

CAUTION: THIS IS A CONFIDENTIAL COMMUNICATION. THE DOCUMENT BEING TRANSMITTED TO YOU MAY CONTAIN INFORMATION PROTECTED BY PRIVACY ACTS OR ATTORNEY-CLIENT PRIVILEGE. It is intended only for the person to whom it is addressed. If you are not the intended recipient, then this is Notice to you that dissemination, distribution or copying of this document is prohibited. If this facsimile was received in error, please call us collect to let us know as soon as possible and then please destroy this communication.

Request received after 4:00 pm will be processed the next business day.

Fax Request To:

714/578-7518 or 714/879-8257

Attention: Loan Service Dept. or
Email: DL-LoanServiceDepartment@opusbank.com

Bank Use Only

Request by Phone ☐

Received from: ______________________ Taken by: ______________

Comments: ______________________________________

____

8490 (11/11)

Member

EXHIBIT E

Insurance

[See Attached]

EXHIBIT F

Environmental Questionnaire

[See Attached]

EXHIBIT G

Lender Approved Appraisal Engagement Letter

[See Attached]

_______________

[Appraiser Name and contact]

Subject Property:

[Property Address]

Dear _____________,

Please prepare a complete appraisal in a summary format for the subject referenced above. The report must comply with the requirements of State and Federal bank regulating agencies, the Uniform Standards of Professional Appraisal Practice (USPAP), and Owens Realty Mortgage, Inc. “Client” appraisal policies.

The subject property consists of _______________________________________.  The property is also described as Assessor Parcel Number _________________.

For the appraisal of the subject property, please estimate values for the scenarios stated below.  Please also complete the two attached forms--Insurable Value Worksheet and Environmental Checklist-- and include them in the addenda of your appraisal report with a copy of this engagement letter.

•	Market “As Is”
•	Insurable Value (See attached form)

Appraisal Requirements

Criteria for this appraisal assignment are established by Client.  Deviation from Client appraisal policies requires prior written consent by Client.

This Engagement Letter, including the “Client Appraisal policies”, constitutes the understanding between Client and Appraiser, and supersedes all prior communications, representations, or agreements, whether oral or written, relating to the subject matter of this Engagement Letter.

Purpose

The purpose of this appraisal is to estimate the Market Value of the subject property.  The definition of Market Value is included in the appraisal policies for Client and is consistent with that generally used by federal bank regulating agencies.

Function

The function of this appraisal is for use by Client and Opus Bank, for loan underwriting.  It may be used in connection with the acquisition, disposition and financing of the property.

Interest Appraised
(a)
Fee Simple/Leased Fee/Leasehold

Date of Value

The date of value of the appraisal is the last date of property inspection.  The date of value must be no more than 14 days from the date of inspection.  The intent is to provide a current date of value.

Appraisal Fee

The appraisal fee shall not exceed $____________.  No adjustment to the fee shall be made without prior written consent of the Client representative that engaged this assignment.  When the appraisal is completed, please provide a complete uploaded signed copy of the report, with photographs, maps and other exhibits.  This report must be e-mailed to the undersigned client.  Call the identified Appraisal related contact identified in this letter with any questions regarding this process, at __________________.  Timing is a critical aspect of this assignment and the stated due date has been a substantial factor in our decision to utilize your services.

APPRAISAL DUE DATE

Please deliver the completed appraisal reports to this office on or before ______________.  The Client or his designee will provide review comments, if there are any questions or concerns.  Please provide the final report within one week or less from the receipt of our review comments.  Timing is a critical aspect of this assignment and the stated due date has been a substantial factor in our decision to utilize your services.

Report Copies

Once finalized and approved, please provide a complete appraisal report (all with maps, original photographs, and signature) in a single Adobe Acrobat (PDF) file format.

We require a .PDF file copy of all appraisals, as all files are electronically imaged for file storage and retrieval.  If you have any questions, please contact the undersigned for more information.

Client for Report

Bill Dutra
Owens Realty Mortgage, Inc.
2221 Olympic Boulevard
Walnut Creek, CA 94595
925-935-3840
wdutra@owensfinancial.com

Additional Requirements and Comments

1.
Please note that the loan applicant, property owner, or borrower is not your client; therefore do not directly provide them with a draft copy, or completed appraisal report, or any other information about the concluded appraised value(s) of the property.

2.
Client approves individual appraisers, rather than firms; therefore, we expect that the appraiser selected will be completing the due diligence.  While assistance may be provided, it is our understanding that the person named above will be inspecting the subject, collecting and confirming the market data, preparing and signing the appraisal report.  Please contact the client immediately if this is not the case.

3.	You are asked to provide written updates via e-mail regarding the status of the assignment to ensure an on-time delivery of the appraisal.

4.
We are looking for sufficient due diligence, data collection, data verification, and analysis in appraisals completed for Client.  For example, the inspection of the real estate with verification of physical information and condition is important.  We expect that a sufficient quantity and quality of market data is uncovered, verified, and analyzed in the appraisal.  For example, in support of the rental projection, we expect a sufficient quantity and quality of rental comparable data are gathered and analyzed.  This includes a majority of the data representing actual lease transactions, with pertinent deal points.  Supplemental listing data is encouraged; however, actual transactions should represent the large majority of the data.

5.
The appraiser is responsible for confirming the building square footage figures utilized in the analysis.  Do not rely on previous appraisal square footage figures, information from the borrower, and data available from public records.  If you are using take-offs from “as built" approved building plans, cross-check as necessary by personal measurement.  We require that you source all building measurements used in the appraisal.

6.
We require that copies of leases be reviewed for comparison to the rent roll, or other summary source.  It is not appropriate to have this as a contingency or significant factor within the valuation.  We expect verification of occupancy.  If you have any questions regarding this matter, please contact the Appraisal Department for guidance.

7.
We require a review of pertinent historical income and expense data.  If you believe insufficient data has been provided, and the lack of this information will limit the appraisal, please contact the appropriate contact person.  It is not appropriate to have this as a contingency or significant factor within the valuation.  If you have any questions regarding this matter, please contact the Appraisal Department for guidance.

8.
We require copies of all documents and other materials relating to the subject in our files.  In addition to returning the documents we are sending to you, please send us a copy of any additional related documents which you wish to retain in your files, so our files will be complete.

9.	Insurable Value: We require that the Insurable Value be provided based on the provided worksheet. We require discreet or individual values for all buildings on site.

10.	Flood Insurance: Eligible Buildings that add no value still require an insurable replacement value to address flood insurance requirements by FEMA. Eligible Buildings per FEMA are defined as follows:

FEMA Eligible Buildings: Insurance must be written on a structure with 2 or more outside rigid walls and a fully secured roof that is affixed to a permanent site. Buildings must resist flotation, collapse, and lateral movement.

If a structure does not meet the above definition, clearly indicate that in your appraisal report by referring to the FEMA eligible building description and insurable value for that structure is not required. For example, a garden shed that is situated on a concrete pad and not affixed to the pad would likely not resist flotation, collapse and lateral movement from a flood and a replacement cost will not be required.

11.
Property Address: If the subject has multiple addresses or if there is a discrepancy between the address observed during the field inspection with the preliminary title report, or any other data source, then adequately discuss the differences in the body of the report. For consistency purposes, the address indicated for the subject should be consistent with the address stated in public records.

12.
Deferred Maintenance: Deferred maintenance must be adequately described even if no adjustment to value is warranted. A picture should be taken for every comment made in the appraisal pertaining to observed deferred maintenance (including all health and safety issues).

13.
Capital Expenditures: All recent capital expenditure items must be segregated from total maintenance expenditures and adequately described. Report instances when details regarding capital expenditures were requested from the property owner but were not provided.

Assignment Contacts

Loan Officer:	_____________
(T) _____________

Contact Person:	______________
BROKER
(T) _______________

Please review the enclosed materials immediately.  If additional information is needed, FAX or send a memo to this office, and the contact person, listing the information requested as soon as possible.  E-mail is the best way to communicate with Client regarding this assignment.  If there are any items received directly from the borrower, please return them to this office along with the information obtained from Bank after completion of the appraisal assignment in order to keep our records complete.

The enclosed information, together with any additional information gathered from Client, our customer(s), their employees or assigned agents, regarding this assignment, is considered CONFIDENTIAL.  This is HIGHLY SENSITIVE information and it is not to be photocopied or shared with anyone.  It must be returned to this office at the conclusion of the appraisal assignment.

Contact the Client representative indicated below IMMEDIATELY if you discover that an “as is” value cannot be estimated.  Federal regulations require that an “as is” market value be obtained for federally related transactions.  If there is evidence the property may be impacted by adverse environmental, soils, legal, or other conditions which must be further evaluated, please let us know as soon as possible so we can discuss necessary action.

Sincerely,

Bill Dutra
Owens Realty Mortgage, Inc.
2221 Olympic Boulevard
Walnut Creek, CA 94595
925-935-3840
wdutra@owensfinancial.com

Attachments
•	Insurable Value Worksheet
•	Environmental Checklist

Important Items to be Returned

•	A signed copy of this engagement letter

Your signature confirms our mutual understanding of the assignment, and that you have read and understand the appraisal requirements for Client and agree to abide by them when performing this assignment.

Further, your signature verifies that you will comply with the laws of the state in which the subject property (ies) is (are) located pertaining to real estate appraiser licensing/certification and the performance of real estate appraisal services.

In addition, your signature confirms that you understand and will abide by the requirements of the Gramm-Leach-Bliley Financial Services Act (the “GLB Act”) (15 USC 6809) and its implementing regulations (12 CFR 40.3(n), 12 CFR 216.3(n), 12 CFR 332.3(n) or 12 CFR 573.3(n), as appropriate).

In addition, Client expects all vendors to be aware of Red Flag Policies and Procedures that pertain to confidentiality of customer data and compliance concerns with Section 114 of the Fair and Accurate Credit Transaction Act.  Client expects all vendors to maintain adequate policies and procedures to detect, identify and mitigate relevant Red Flags that may possibly arise in performance of your duties as a vendor.

Client is concerned with the confidential nature of any customer information provided to you.  By signing below, you are committing to respect the confidential nature of our customer and company data.

Signature:________________________     Dated: _______________

Tax ID#: _____________________________

License or Certificate No. ________________    Expiration Date ______________

(List below if more than one appraiser will be completing the assignment.)

INSURABLE VALUE WORK SHEET

Property Address:

Property Type:
Cost Source:
Section/Page(s):

•  “Insurable Value” means the value of the destructible portions of a property, which determines the amount of insurance that may, or should, be carried to indemnify the owner in the event of loss.  For practical purposes, the replacement cost estimate used to calculate insurable value should include the foundation.

Structure(s)1	$
Tenant Improvements (in place)	$
Tenant Improvements (yet to be installed)	$
Personal Property, FF & E2	$
TOTAL INSURABLE VALUE (RD)......................................	$

_________________________

1 This estimate is based on “Replacement Cost New” with no depreciation and should reflect only “direct” or “hard” construction costs such as construction labor and materials:  repair design/engineering; permit fees; and contractor’s profit, contingency, and overhead.

2 This will be 100% of the replacement cost of any personal property necessary for the operation, management and marketing of the project and/or going concern.  Examples are refrigerators and drapes in an apartment building, kitchen equipment in a restaurant, and furnishings in a hotel.

 Appraiser Environmental Checklist
Property Address:_____________________________ Appraiser Name: __________________________ Property Type: _______________________________ Date Completed: __________________________

The response to this questionnaire is based on observations from typical customary appraisal due diligence.  We understand that the appraiser is not qualified to confirm or deny the existence of any hazardous materials or conditions.  Determination of problems requires the investigation and study by individuals trained in the field of environmental assessment.  Please comment on Yes responses and provide pictures as necessary.  The intent of this questionnaire is to help raise areas of potential concern to the Bank so we can determine if further due diligence is required.

		Yes	No
1.	Subject Site History:
Based on your investigation and site inspection, does it appear that the subject had previously been utilized for agriculture, industrial, or commercial uses that have potential for environmental risk?

2.	Have you learned of any current or past environmental problems involving the site and/or improvements?

3.	From your inspection and research, have you observed or come to know of any properties located in proximity to the subject that are known to have environmental hazards (such as a refinery, waste storage or other use) that you believe we should know about?

4.	Asbestos Containing Material (ACM):
Based on your investigation, do any of the improvements at the subject appear to contain any suspect asbestos containing material?

5.	Underground Storage Tanks, Chemical Drums and Pipelines:
Were observations made or information provided that would indicate the site contains underground storage tanks or extensive/unusual pipeline systems? In addition, were any drums observed on the property?

6.	PCB Containing Equipment:
Did you observe any electrical transformers or electrical generation equipment that may cause concern?

7.	Emissions:
Were any unusual air emissions or odors noted on the property?

8.	Wastewater or Water Contamination:
Were any unusual stains or signs of seepage observed on the property?

9.	Waste Generation, Storage and Disposal:
Based on your investigation and site inspection, does it appear that the subject had previously been utilized for the generation, storage or disposal of waste?

10.	Agricultural Chemicals:
Have any pesticides, herbicides or other agricultural chemicals been noted on the site? In addition, were any areas of unusual stressed vegetation observed?

comments:

EXHIBIT H

Lender Approved Appraisers

Southern California:
Wesley Jones (310) 474-7121
Jones and Company
Steve Kerhart (949) 221-0967
Continental Realty Advisors

Northern California:
Jan Kleczewski (415) 655-1221
IRR
Donna Whitaker (916) 446-8253
CBRE

Washington:
Whitney Haucke (206) 292-6006
CBRE
Karl Sagner (360) 691-4727
Commercial Realty Consulting

Oregon:
Jeremy Snow (503) 542-5409
Colliers

Arizona:
Mike Rowland (602) 735-5508
CBRE